---------------------------------------------------------

                PURCHASE AND SALE AGREEMENT

                          BETWEEN

             CONCURRENT COMPUTER CORPORATION,

                            AND

           HARRIS COMPUTER SYSTEMS CORPORATION,

                DATED AS OF MARCH 26, 1996

 ---------------------------------------------------------

                     TABLE OF CONTENTS

                                                                  PAGE

                         ARTICLE I

                SALE AND PURCHASE OF ASSETS..................  2

       Section 1.1       Transfer of Assets..................  2
       Section 1.2       Excluded Assets; Omitted
                           Property..........................  5
       Section 1.3       Assumed Liabilities;
                           Excluded Liabilities..............  7
       Section 1.4       Exact Effective Time................  9

                        ARTICLE II

         TRANSFER OF STOCK; ADDITIONAL AGREEMENTS............  9

       Section 2.1       Sale of Harris Common Stock.........  9
       Section 2.2       Sale of Concurrent Stock............  9
       Section 2.3       Preparation of Audited
                           Financial Statements; Net
                           Current Assets Adjustment......... 10
       Section 2.4       Ancillary Agreements;
                           Certificate of Designation........ 17
       Section 2.5       Allocation of Purchase
                           Price............................. 18

                        ARTICLE III

                          CLOSING............................ 19

       Section 3.1       Closing............................. 19
       Section 3.2       Deliveries by Harris................ 20
       Section 3.3       Deliveries by Concurrent............ 22

                        ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF HARRIS............ 23

       Section 4.1       Organization Etc.................... 23
       Section 4.2       Capitalization...................... 25
       Section 4.3       Authority........................... 28
       Section 4.4       Consents and Approvals;
                           No Violations..................... 29
       Section 4.5       SEC Reports and Financial
                           Statements........................ 32
       Section 4.6       Information in Disclosure
                           Documents......................... 33
       Section 4.7       Litigation.......................... 34
       Section 4.8       Absence of Certain Changes.......... 35
       Section 4.9       Opinion of Financial
                           Advisor........................... 36
       Section 4.10      Tax Matters......................... 36
       Section 4.11      Vote Required....................... 41
       Section 4.12      Employee Benefit Plans;
                           ERISA............................. 41
       Section 4.13      Applicability of Certain
                           Laws.............................. 45
       Section 4.14      Major Contracts..................... 45
       Section 4.15      Interests of Officers and
                           Directors......................... 48
       Section 4.16      Intellectual Property............... 48
       Section 4.17      Questionable Payments............... 55
       Section 4.18      Insurance........................... 56
       Section 4.19      No Brokers.......................... 56
       Section 4.20      Environmental....................... 57
       Section 4.21      Assets.............................. 60
       Section 4.22      Audited Balance Sheet............... 62
       Section 4.23      Leased Properties................... 63
       Section 4.24      Subsidiaries........................ 64
       Section 4.25      Outstanding Liabilities to
                           Related Parties................... 65
       Section 4.26      Product Returns; Warranties......... 65
       Section 4.27      Transferred Subsidiaries............ 66
       Section 4.28      Transferred Subsidiaries
                           Financial Statement............... 67
       Section 4.29      Investment Purpose.................. 67
       Section 4.30      Rights Agreement.................... 68

                         ARTICLE V

       REPRESENTATIONS AND WARRANTIES OF CONCURRENT.......... 69

       Section 5.1       Organization........................ 69
       Section 5.2       Capitalization...................... 70
       Section 5.3       Authority........................... 72
       Section 5.4       Consents and Approvals;
                           No Violations..................... 74
       Section 5.5       SEC Reports and Financial
                           Statements........................ 77
       Section 5.6       Information in Disclosure
                           Documents......................... 78
       Section 5.7       Litigation.......................... 79
       Section 5.8       Absence of Certain Changes.......... 80
       Section 5.9       Opinion of Financial
                           Advisor........................... 81
       Section 5.10      Rights Agreement.................... 81
       Section 5.11      Tax Matters......................... 81
       Section 5.12      Vote Required....................... 85
       Section 5.13      Employee Benefit Plans;
                           ERISA............................. 85
       Section 5.14      Major Contracts..................... 88
       Section 5.15      Interests of Officers and
                           Directors......................... 89
       Section 5.16      Intellectual Property............... 90
       Section 5.17      Questionable Payments............... 96
       Section 5.18      Insurance........................... 97
       Section 5.19      No Brokers.......................... 98
       Section 5.20      Environmental....................... 98
       Section 5.21      Investment Purpose..................100
       Section 5.22      Applicability of Certain
                           Laws..............................101
       Section 5.23      Product Returns; Warranties.........101

                        ARTICLE VI

                         COVENANTS...........................102

       Section 6.1       Conduct of Business of
                           Harris............................102
       Section 6.2       Conduct of Business of
                           Concurrent........................106
       Section 6.3       Best Efforts........................111
       Section 6.4       Registration Rights.................113
       Section 6.5       Occurrence of Closing
                           Prior to or Following the Reference
                           Date..............................114
       Section 6.6       Access to Information...............115
       Section 6.7       Stockholders Meetings...............117
       Section 6.8       No Solicitation.....................118
       Section 6.9       Brokers or Finders..................121
       Section 6.10      Rights Plan.........................121
       Section 6.11      Publicity...........................121
       Section 6.12      Notification of Certain
                           Matters...........................122
       Section 6.13      Management and Corporate
                           Governance Matters................123
       Section 6.14      Employment Agreements...............126
       Section 6.15      Expenses............................126
       Section 6.16      IRS Determination Letter............127
       Section 6.17      Insurance...........................127
       Section 6.18      Supplemental Disclosure.............127
       Section 6.19      Further Assurances;
                           Subsequent Transfers..............129
       Section 6.20      Risk of Loss........................132
       Section 6.21      Compliance with Applicable
                           Bulk Sales Laws...................136
       Section 6.22      Audited Financial Statements;
                           Statutory Financial Statements....136
       Section 6.23      Tax Matters.........................136
       Section 6.24      HSR Approval........................138

                        ARTICLE VII

           EMPLOYMENT AND EMPLOYEE BENEFIT PLANS.............139

       Section 7.1       Existing Employee Benefit
                           Plans of Harris...................139
       Section 7.2       Employment of Employees
                           Employed in Business..............143
       Section 7.3       Employee Benefit Plans of
                           Concurrent........................144

                       ARTICLE VIII

                        CONDITIONS...........................147

       Section 8.1       Conditions to Each Party's
                           Obligation To Perform this
                           Agreement.........................147
       Section 8.2       Conditions of Obligation of
                           Concurrent........................151
       Section 8.3       Conditions of Obligation of
                           Harris............................153

                        ARTICLE IX

                 TERMINATION AND AMENDMENT...................156

       Section 9.1       Termination by Mutual
                           Consent...........................156
       Section 9.2       Termination by Either
                           Concurrent or Harris..............157
       Section 9.3       Termination by Harris...............158
       Section 9.4       Termination by Concurrent...........159
       Section 9.5       Effect of Termination...............160
       Section 9.6       Termination Fee.....................161

                         ARTICLE X

         OBLIGATIONS OF PARTIES AFTER CLOSING DATE...........162

       Section 10.1      Survival Periods....................162
       Section 10.2      Indemnification.....................163
       Section 10.3      Claims..............................165

                        ARTICLE XI

                       MISCELLANEOUS.........................168

       Section 11.1      Amendment...........................168
       Section 11.2      Extension; Waiver...................169
       Section 11.3      Notices.............................169
       Section 11.4      Interpretation......................170
       Section 11.5      Counterparts........................171
       Section 11.6      Entire Agreement; No Third
                           Party Beneficiaries...............172
       Section 11.7      Governing Law.......................172
       Section 11.8      Specific Performance................173
       Section 11.9      Assignment..........................173
       Section 11.10     Incorporation of Exhibits...........173
       Section 11.11     Severability........................173

                     INDEX OF DEFINED TERMS

Term                                                            Section

Acquiring Person................................................4.3 and 5.10
Acquisition Transaction.........................................6.8(a)(i)
affiliate.......................................................4.15 and 5.15
Allocation......................................................2.5
Ancillary Agreements............................................2.4(a)
Appraisal Rights................................................5.22
Article.........................................................11.4
Assets..........................................................1.1(d)
associate.......................................................4.15 and 5.15
Assumed Concurrent Transfer Tax Liability.......................1.3(a)
Assumed Liabilities.............................................1.3(a)
at the closing; exact effective time............................1.4
Audited Balance Sheet...........................................2.3(a)(i)
Audited Balance Sheet Disagreement..............................2.3(a)(iii)
Audited Base Financial Statements...............................4.22
Best Efforts....................................................6.3
Business........................................................Introduction
Business Combinations with Interested Stockholders..............5.22
Business Employees..............................................7.1(a)(i)
Business Intellectual Property Rights...........................4.16(a)
Business Portion................................................1.3(a)
Closing.........................................................3.1
Closing Date....................................................3.1
Code............................................................2.5
Common Stock Consideration......................................2.2
Concurrent......................................................Introduction
Concurrent 401(k) Plan..........................................7.3(a)
Concurrent Additional Cost......................................6.20(a)(ii)
Concurrent Casualty Deficiency..................................6.20(a)(ii)
Concurrent Common Stock.........................................Introduction
Concurrent Designees............................................6.13(b)
Concurrent ERISA Affiliate......................................5.13(a)
Concurrent ERISA Plans..........................................5.13(a)
Concurrent Intellectual Property Rights.........................5.16(a)
Concurrent Matching Contribution................................7.3(a)(iii)
Concurrent Options..............................................5.2
Concurrent Plans................................................5.13(a)
Concurrent Preferred Stock......................................Introduction
Concurrent Rights Agreement.....................................5.2
Concurrent SEC Documents........................................5.5
Concurrent Stock Plan...........................................5.2
Concurrent Stock Plan Amendment.................................5.12
Concurrent Stockholder Meeting..................................4.6
Confidentiality Agreement.......................................6.6
Control-Share Acquisitions......................................4.13
Corporate Target Goals..........................................7.3(d)
Damages.........................................................10.2(a)
the date hereof.................................................11.4 the date of this Agreement......................................11.4
Debentures......................................................2.2
DGCL............................................................5.22
Disclosure Schedule.............................................4.16(d)
Distribution....................................................4.10(e)
Distribution Date...............................................5.10
employee benefit plan...........................................4.12(a)
and 5.13(a)employee pension plan................................4.12(g)
and 5.13(h) Employment Effective Time...........................7.1(a)(i)
Encumbrances....................................................4.21(d)
Environmental Claim.............................................4.20(d)
Environmental Laws..............................................4.20(d)
ERISA...........................................................4.12(a)
Exchange Act....................................................4.4(a)
Excluded Assets.................................................1.2(b)
Fair Market Value...............................................6.20(b)
Final Net Current Asset Reconciliation..........................2.3(b)(i)
First Appraiser.................................................6.20(b)
Flip-in Date....................................................4.30
Flip-over Transaction...........................................4.30
GAAP............................................................2.3(a)(i)
Governmental Entity.............................................4.4(a)
Harris..........................................................Introduction
Harris 401(k) Plan..............................................7.1(a)
Harris Common Stock.............................................Introduction
Harris Designees................................................6.13(a)
Harris ERISA Affiliate..........................................4.12(a)
Harris ERISA Plans..............................................4.12(a)
Harris Plans....................................................4.12(a)
Harris Rights...................................................4.2
Harris Rights Agreement.........................................4.2
Harris SEC Documents............................................4.5
Harris Stock Plan...............................................4.2
Harris Stock Plan Amendment.....................................4.11
Harris Stockholder Meeting......................................4.6
Harris Subsidiary Shares........................................1.1(c)
herein..........................................................11.4
hereof..........................................................11.4
hereunder.......................................................11.4
Hired Business Employee.........................................7.1(a)(iv)(B)
HSR Act.........................................................4.4(a)
Identified Real Time Assets.....................................1.1(a)
Identified Trusted Assets.......................................1.2(a)
include(s)......................................................11.4
including.......................................................11.4
Indemnified Parties.............................................10.2(b)
Indemnifying Party..............................................10.3(a)
Individual Target Goals.........................................7.3(d)
Intellectual Property Rights....................................4.16(a)
IRS.............................................................4.10(b)(ii)
ISRA............................................................8.3(g)
KPMG............................................................2.3(a)(i)
Leases..........................................................4.23(a)
Liabilities.....................................................1.3(c)
Material Adverse Effect.........................................4.1(a)
Materials of Environmental Concern..............................4.20(d)
multiemployer pension plan......................................4.12(d)
and 5.13(d) Net Assets..........................................2.3(c)(i)
Net Current Asset Reconciliations...............................2.3(b)(i)
Omitted Property................................................1.2(c)
Original Concurrent Designee....................................6.13(b)
Original Harris Designees.......................................6.13(a)
Other Real Time Assets..........................................1.1(a)
Person..........................................................6.8(a)(iii)
Preferred Stock Consideration...................................2.2
Projected Net Current Asset Reconciliation......................2.3(b)(i)
Property........................................................1.1(a)
                                                           and 6.20(a)(i)
Proxy Statement.................................................4.6
Purchased Harris Shares.........................................2.1
qualified.......................................................4.12(f) and
                                                           5.13(f)
qualified beneficiaries.........................................7.1(b)(iii)
qualifying event................................................7.1(b)(iii)
Reconciliation Disagreement.....................................2.3(b)(iii)
Reference Date..................................................2.3(b)(i)
Representatives.................................................10.2(a)
Right of Stockholders to Dissent................................4.13
S-3 Registration Statement(s)...................................6.4
Schedule........................................................11.4
SEC.............................................................4.5
Second Appraiser................................................6.20(b)
Section.........................................................11.4
Securities Act..................................................4.4(a)
Separation Time.................................................4.30
SERP............................................................7.3(e)
Shared Assets...................................................1.1(b)
Shared IP Right.................................................1.1(b)
Shared Liabilities..............................................1.3(a)
Shared Real Time Assets.........................................1.1(a)
Shared Trusted Assets...........................................1.2(a)
single employer.................................................4.12(a)
                                                           and 5.13(a)
Stock Acquisition Date..........................................4.30 and 5.10
Stockholder Meetings............................................4.6
Subsequently Acquired Real Time Assets..........................1.1(a)
Subsidiary......................................................4.1(a)
Supplemental Disclosure.........................................6.18(a)
Target Bonuses..................................................7.3(d)
Tax Return......................................................4.10(d)
Tax Sharing Agreement...........................................4.10(e)
Taxes...........................................................4.10(d)
Termination Fee.................................................9.6(c)
Third Appraiser.................................................6.20(b)
Transfer Taxes..................................................6.23(b)
Transferred Subsidiaries........................................1.1(c)
Transferred Subsidiaries Benefit Plans..........................4.12(j)
Transferred Subsidiaries Financial Statements...................4.28(a)
Triggering Event................................................5.10
Trusted Assets..................................................1.2
Trusted Systems Business........................................Introduction
Welfare and Fringe Benefit Plans................................7.1(b)
without limitation..............................................11.4

                             EXHIBITS

Exhibit A         Form of Certificate of Designation
Exhibit B         Debenture Term Sheet
Exhibit C         Form of Share Holding Agreement
Exhibit D         Employment Agreement

SCHEDULES

Schedule 1.1(a)(i)            Identified Real Time Assets
Schedule 1.1(b)               Shared Assets
Schedule 1.2(a)(ii)           Identified Trusted Assets
Schedule 1.3(a)               Assumed Liabilities
Schedule 1.3(b)(iv)           Excluded Tax Liabilities
Schedule 2.3(a)               Audited Balance Sheet Procedures
Schedule 2.3(b)               Net Current Asset Reconciliation Procedures
Schedule 2.5                  Allocation of Purchase Price
Schedule 4.2                  Capitalization
Schedule 4.4(a)               Consents and Approvals
Schedule 4.4(b)               No Violation
Schedule 4.5                  Material Undisclosed Liabilities
Schedule 4.7                  Litigation
Schedule 4.8                  Absence of Certain Changes
Schedule 4.10(b)(i)           List of Localities in which Registered to do
                         Business and Tax Liens
Schedule 4.10(b)(ii)          Tax Years Examined; Tax Deficiencies and As-
                         sessments
Schedule 4.10(c)              Agreements or Waivers
Schedule 4.12(a)              Employee Benefit Plans
Schedule 4.12(i)              Unvested Harris Options
Schedule 4.12(k)              Transferred Subsidiaries Benefit Plans
Schedule 4.14                 Major Contracts
Schedule 4.15                 Interests of Officers and Directors
Schedule 4.16(b)              Business Intellectual Property Rights
Schedule 4.16(c)              Products Sold by Harris
Schedule 4.16(e)              Payments to Third Parties for Intellectual
                         Property Rights
Schedule 4.16(m)              Agreements Granting Rights to any Third
                         Party in any of the Business Intellectual
                         Property Rights
Schedule 4.18                 Insurance
Schedule 4.20(a)              Compliance with Environmental Laws
Schedule 4.20(b)              Pending Environmental Claims
Schedule 4.20(c)              Harris Actions Leading to Possible Environ-
                         mental Claims
Schedule 4.23(b)              Leased Properties
Schedule 4.24(a)              Subsidiaries of Harris
Schedule 4.24(b)              Ownership of the Stock of the Transferred
                         Subsidiaries
Schedule 4.24(c)              Officers and Directors of the Transferred
                         Subsidiaries
Schedule 5.2                  Capitalization
Schedule 5.4(a)               Consents and Approvals
Schedule 5.4(b)               No Violation
Schedule 5.5                  Material Undisclosed Liabilities
Schedule 5.7                  Litigation
Schedule 5.8                  Absence of Certain Changes
Schedule 5.11(b)(i)           List of Localities in which Registered to do
                         Business and Tax Liens
Schedule 5.11(b)(ii)          Tax Years Examined; Tax Deficiencies and As-
                         sessments
Schedule 5.11(c)              Agreements or Waivers
Schedule 5.13(a)              Employee Benefit Plans
Schedule 5.14                 Major Contracts
Schedule 5.15                 Interests of Officers and Directors
Schedule 5.16(b)              Business Intellectual Property Rights
Schedule 5.16(e)              Payments to Third Parties for Intellectual
                         Property Rights
Schedule 5.16(m)              Agreements Granting Rights to any Third
                         Party in any of the Concurrent Intellectual Prop-erty Rights
Schedule 5.18                 Insurance
Schedule 5.20(a)              Compliance with Environmental Laws
Schedule 5.20(b)              Pending Environmental Claims
Schedule 5.20(c)              Concurrent Actions Leading to Possible Envi-
                         ronmental Claims
Schedule 6.1                  Conduct of Business of Harris
Schedule 6.14                 Terms of the Stihl Employment Agreement
                         Amendment
Schedule 7.1                  Business Employees
Schedule 8.1(g)               Consents
Schedule 8.2(d)               Contracts and Agreements

       THIS AGREEMENT is made as of the 26th day of March 1996, between HARRIS COMPUTER SYSTEMS CORPORATION, a Florida corporation ("Harris") and CONCURRENT COMPUTER CORPORATION, a Delaware corporation ("Concurrent").

                   W I T N E S S E T H:

       WHEREAS, Harris and its subsidiaries are engaged in the businesses of providing and servicing high-performance real-time computer systems on a worldwide basis (the "Business") and supplying "trusted products," including operating systems and firewall application products (the "Trusted Systems Business");

       WHEREAS, Concurrent has agreed to purchase from Harris, and Harris has agreed to sell to Concurrent, the Business and shares of common stock, par value $0.01 per share, of Harris (the "Harris Common Stock") on the terms and subject to the conditions set forth herein; and

       WHEREAS, in exchange for the Business and such shares of Harris Common Stock, Concurrent has agreed to sell to Harris, and Harris has agreed to purchase from Concurrent, shares of common stock, par value $0.01 per share, of Concurrent (the "Concurrent Common Stock") and shares of a new class of convertible exchangeable preferred stock of Concurrent (the "Concurrent Preferred Stock") on the terms and subject to the conditions set forth herein.

       NOW, THEREFORE, the parties agree as follows:

                         ARTICLE I
                SALE AND PURCHASE OF ASSETS

       Section 1.1       Transfer of Assets.

       (a) Except as provided in Section 1.2, at the Closing, Harris shall sell, transfer and assign to Concurrent, and Concurrent shall purchase, acquire and/or accept from Harris, all of Harris' rights, title and interests in all the Property (as defined below), of Harris which (i) is listed in Schedule 1.1(a)(i) (the "Identified Real Time Assets") and including the Property identified on the Final Net Current Asset Reconciliation in existence on the Closing Date; (ii) constitutes the Shared Assets (as defined in Section 1.1(b)) to the extent such Property is to be transferred and sold to, or utilized by, Concurrent as provided in Schedule 1.1(b) (the "Shared Real Time Assets"); (iii) constitutes all other Property of Harris which is not an Excluded Asset (as defined in Section 1.2) (the "Other Real Time Assets"); (iv) is tangible Property which is manufacturing Property, hardware customer support Property and hardware development Property; and (v) constitutes all other Property of the kind described in clauses (i) and (ii) above and acquired by Harris between the date hereof and the Closing (the "Subsequently Acquired Real Time Assets"). The term "Property" shall mean assets, properties and rights, tangible and intangible, wherever located.

       (b) The term "Shared Assets" shall mean the Property of Harris having a significant use in both the Business and the Trusted Systems Business. To the extent they have been identified as of the date hereof, the Shared Assets are set forth in Schedule 1.1(b), which Schedule indicates which of the therein identified Shared Assets shall be transferred to Concurrent or retained by Harris.

       To the extent that any Shared Assets are not identified in
Schedule 1.1(b), they shall be transferred to Concurrent at Closing or retained by Harris as follows: (i) if the Shared Asset not identified in
Schedule 1.1(b) is a "Business Intellectual Property Right" (as defined in
Section 4.16(a)) (each Shared Asset that is also a Business Intellectual Property Right, a "Shared IP Right"), then each such asset shall be transferred as described in the second sentence of this paragraph; and (ii) if the Shared Asset not identified in Schedule 1.1(b) is not a Shared IP Right, then, unless Concurrent acknowledges that such asset is not needed for the conduct of the Business after the Closing, it shall be transferred to Concurrent. Shared IP Rights that have not been identified in Schedule 1.1(b) shall be made available by license or otherwise to Concurrent and Harris as follows: (i) if the use of the Shared IP Rights does not require royalties or other payments to be made to third parties, then the Shared IP Right shall be made available, without cost, by license or otherwise so that each of Concurrent and Harris may freely utilize such Shared IP Rights after Closing, subject to the terms of the Non-Competition Agreement required to be delivered in accordance with Section 2.4, and (ii) to the extent the use of the Shared IP Rights requires royalties or payments to be made to third parties, Schedule 1.1(b) sets forth the method by which such royalties or other payments will be borne by Concurrent and Harris after the Closing.

       (c) At the Closing, Harris shall sell, transfer and assign, directly or indirectly, to Concurrent and Concurrent shall purchase, acquire and accept from Harris, good and valid legal title to and beneficial ownership of all of the issued and outstanding shares of capital stock (the "Harris Subsidiary Shares"), free and clear of all Encumbrances (as defined in Section 4.21) or assets, as the case may be, of certain subsidiaries to be mutually agreed upon by the parties prior to Closing.

       The subsidiaries, if any, to be transferred as agreed to by the parties hereto shall be collectively referred to as the "Transferred Subsidiaries". The shares shall constitute all of the issued and outstanding shares of each such Transferred Subsidiary.

       (d) The term "Assets" shall mean the Identified Real Time
Assets, the Shared Real Time Assets, the Other Real Time Assets and the Subsequently Acquired Real Time Assets, including the stock or assets, if any, of each of the Transferred Subsidiaries, which will be being transferred by Harris to Concurrent in accordance with Sections 1.1(a) and
(b).

       Section 1.2 Excluded Assets; Omitted Property. (a) Concurrent is not acquiring from Harris, and Harris shall retain ownership of all right, title and interest in and to, and exclude from sale, transfer or assignment hereunder (i) all Property of Harris used in the Trusted Systems Business (other than Property which constitutes Shared Assets in accordance with Section 1.1(b)) as conducted on the date hereof (the "Trusted Assets"); (ii) the Trusted Assets listed in Schedule 1.2(a)(i) (the "Identified Trusted Assets"), (iii) the Shared Assets, to the extent they shall be retained or permitted to be utilized by Harris as provided in
Schedule 1.1(b) (the "Shared Trusted Assets").

       (b) The term "Excluded Assets" shall mean the Trusted Assets, the Identified Trusted Assets and the Shared Trusted Assets.

       (c) The Parties hereto acknowledge that the Schedules of Assets and Excluded Assets will not together contain a complete list of all Property of Harris, but that at the Closing, the updated Schedules together with the lists of Property attached to the bills of sale and other documents of transfer delivered to Concurrent will list all the Assets as of the Closing. To the extent that there is any Property of Harris as of the Closing which failed to be identified on a Schedule of any Assets or Excluded Assets or on a list of Property attached to the bill of sale or other document of transfer delivered at Closing (the "Omitted Property"), it will be transferred, assigned, or sold to Concurrent or retained or utilized by Harris in accordance with the Assets or Excluded Assets to which such Omitted Property is most similar. Any adjustments to the Final Net Asset Reconciliation which may be appropriate in connection with such Omitted Property shall be made so long as, pursuant to the terms hereof, the time period during which the parties hereto may dispute the Final Net Asset Reconciliation (as defined in Section 2.3(b)) has not elapsed.

       Section 1.3       Assumed Liabilities; Excluded Liabilities.

       (a) At the Closing, subject to Section 1.3(b) below, Concurrent shall assume, and shall be solely and exclusively liable with respect to,
(i) Liabilities of Harris specifically reflected or reserved against on the Final Net Current Asset Reconciliation (as defined below) and in existence on the Closing Date; (ii) Liabilities arising from activities of the Business after the Closing; (iii) Liabilities set forth on Schedule 1.3(a);
(iv) Liabilities specifically related to products sold in the Business, including product warranty liabilities and liabilities for product returns;
(v) Liabilities exclusively associated with the Business; (vi) 50% of the Transfer Taxes (as defined in Section 6.24) hereof resulting from the transfer of the Assets (other than the Harris Subsidiary Shares, if any) and 100% of the Transfer Taxes resulting from the transfer of the Harris Subsidiary Shares, if any (the "Assumed Concurrent Transfer Tax Liability") and (vii) the allocable portion (the "Business Portion") of all Liabilities associated with both the Business and the Trusted Systems Business (the "Shared Liabilities"), such portion to be based on the Business' contribution to the total net revenues of Harris for the fiscal year ended September 30, 1995 (items (i) through (vii), collectively, the "Assumed Liabilities");

       (b) Concurrent is not assuming, and shall not be deemed to have assumed, any of the following Liabilities of Harris: (i) Liabilities exclusively associated with the Trusted Systems Business; (ii) Liabilities arising from activities of the Business prior to the Closing relating to environmental matters, claims of shareholders of Harris, claims of employees of Harris at the time of the applicable violation that Harris violated employment practices laws, rules or regulations or antidiscrimination laws, rules or regulations insofar as such claims are based on acts or omissions that shall have occurred prior to Closing; (iii) the portion of the Shared Liabilities after the assumption by Concurrent of the Business Portion of such Liabilities; (iv) Liabilities in connection with any Taxes imposed upon Harris's operations set forth in Schedule 1.3(b)(iv); and (v) all other Liabilities of Harris which are not Assumed Liabilities.

       (c) The term "Liabilities" shall mean any liabilities or obligations, fixed or contingent, known or unknown as of the date hereof, and including such liabilities or obligations under contracts and leases.

       Section 1.4 Exact Effective Time. Unless otherwise expressly provided, the exact effective time of the sale, transfer and assignment of the Assets and the Harris Subsidiary Shares, and of the assumption of Assumed Liabilities, which is stated herein to be "at the Closing," shall be 12:01 a.m. of the morning of the Closing Date.

                        ARTICLE II
         TRANSFER OF STOCK; ADDITIONAL AGREEMENTS

       Section 2.1 Sale of Harris Common Stock. In addition to the sale of the Assets described in Article I hereof, subject to the terms and upon the conditions set forth in this Agreement and in reliance upon the representations, warranties and agreements of Concurrent contained herein, Harris shall issue, sell and deliver to Concurrent, and Concurrent shall purchase and acquire, good and valid title to 227,726 shares of Harris Common Stock, subject to adjustment for stock dividends, stock splits and similar transactions prior to the Closing (such shares, the "Purchased Harris Shares").

       Section 2.2 Sale of Concurrent Stock. As consideration for the sale of the Assets and the Purchased Harris Shares to Concurrent described in Article I and Section 2.1 hereof, subject to the terms and upon the conditions set forth in this Agreement and in reliance upon the representations, warranties and agreements of Harris contained herein, Concurrent shall issue, sell and deliver to Harris, and Harris shall purchase and acquire, (i) good and valid title to ten million (10,000,000) shares of Concurrent Common Stock, subject to adjustment for stock splits, stock dividends and similar transactions prior to the Closing (the
"Common Stock Consideration") and (ii) ten million dollars ($10,000,000) in total liquidation preference of Concurrent Preferred Stock, as adjusted pursuant to the terms thereof and Section 2.3(c) hereof (the "Preferred Stock Consideration"). The terms of the Preferred Stock Consideration are set forth in the Certificate of Designation (as defined below) attached hereto as Exhibit A. In accordance with the terms of the Certificate of Designation such Preferred Stock Consideration may be converted into debentures of Concurrent having the terms substantially set forth in the term sheet attached hereto as Exhibit B (the "Debentures").

       Section 2.3 Preparation of Audited Financial Statements; Net
Current Assets Adjustment. In connection with the transactions contemplated hereby, Harris and Concurrent also agree to the following:

       (a)  Audited Financial Statements.

             (i)  Within 45 days after March 29, 1996,
 Harris shall deliver to Concurrent an audited balance sheet of the Business as of March 29, 1996, prepared in accordance with United States generally accepted accounting principles ("GAAP") and such additional procedures set forth in Schedule 2.3(a) hereto (such financials, the "Audited Balance Sheet"). The audit for the Audited Balance Sheet shall be performed by KPMG Peat Marwick LLP ("KPMG").

             (ii) Following completion and delivery of the Audited Balance Sheet, Harris shall promptly make available to Concurrent all available work papers of KPMG created in connection with the preparation of the Audited Balance Sheet. Harris shall cause the representatives of KPMG to be available promptly to assist Concurrent and its auditors in its review of such work papers. In addition, in accordance with Section 6.6, Concurrent and its auditors shall be entitled to review the books and records of Harris relating to the Business.

             (iii) Concurrent may dispute the Audited Balance Sheet by giving written notice to Harris within 20 days after delivery of the Audited Balance Sheet to Concurrent, setting forth in reasonable detail the basis for such dispute (hereinafter called an "Audited Balance Sheet Disagreement"). The parties shall promptly commence good faith negotiations with a view to resolving such Audited Balance Sheet Disagreement, which resolution shall be not later than 30 days after the date the Audited Balance Sheet is received by Concurrent.

             (iv) If Concurrent or Harris delivers a written notice to the other party that an Audited Balance Sheet Disagreement is unable to be resolved, such Audited Balance Sheet Disagreement shall be re-ferred to a nationally recognized accounting firm other than KPMG, Coopers & Lybrand or Ernst & Young for determination of the disputed amounts in accordance with this Agreement. If Concurrent and Harris do not promptly agree on the selection of a nationally recognized accounting firm, their respective independent public accountants shall select such accounting firm which shall be a firm other than KPMG, Coopers & Lybrand or Ernst & Young. The determination of such firm shall be final and binding upon the parties. Such firm shall render its determination as soon as practicable after referral of the Audited Balance Sheet Disagreement. The fees and expenses of such firm with respect to the Audited Balance Sheet Disagreement shall be paid by Concurrent and Harris as follows: 30% of such fees shall be paid by the party whose position in the Audited Balance Sheet Disagreement submitted to the arbiter is closest to the final determination of the accounting firm selected, and the remaining 70% of such fees shall be paid by the other party.

       (b)  Net Current Asset Reconciliations.

             (i)  Not later than 5 business days prior
 to the Closing, Harris shall deliver to Concurrent a projected reconciliation, certified by the chief financial officer of Harris, which shall set forth the portion of the current assets of the Business to be assigned, transferred and sold to Concurrent pursuant to the terms hereof as of June 30, 1996 (the "Reference Date") and the current liabilities of the Business which are not to be retained by Harris as of the Reference Date (the "Projected Net Current Asset Reconciliation"). The Projected Net Current Asset Reconciliation shall, except as set forth in this subsection (i), be prepared in accordance with GAAP consistent with the accounting principles used in preparation of the Audited Balance Sheet and prepared in accordance with the additional procedures set forth in Schedule 2.3(b) hereto. Harris shall cause KPMG to prepare promptly after the Reference Date, but in no event more than 30 days following the Reference Date, consistent with (i) the provisions of Schedule 2.3(b) and (ii) the Projected Net Current Asset Reconciliation (to the extent it does not conflict with Schedule 2.3(b)), a reconciliation of the portion of the current assets of the Business assigned, transferred and sold to Concurrent as of the Reference Date and the current liabilities of the Business which were not retained by Harris as of the Reference Date (the "Final Net Current Asset Reconciliation" and with the Projected Net Current Asset Reconciliation, the "Net Current Asset Reconciliations").

             (ii) Following delivery of the Final Net Current Asset Reconciliation, Harris shall promptly make available to Concurrent all available work papers (including those relating to inventories and accounts receivable) of KPMG created in connection with the preparation of the Final Net Current Asset Reconciliation. Harris shall cause the representatives of KPMG to be available to promptly assist Concurrent and its auditors in its review of such work papers. In addition, in accordance with Section 6.6, Concurrent and its auditors shall be entitled to review the books and records of Harris relating to the Business.

             (iii) Concurrent may dispute the Final Net Current Asset Reconciliation by giving written notice to Harris within 30 days after delivery of the Final Net Current Asset Reconciliation to Concurrent, setting forth in reasonable detail the basis for such dispute (hereinafter called a "Reconciliation Disagreement"). The parties shall promptly commence good faith negotiations with a view to resolving such Reconciliation Disagreement, which resolution shall be not later than 70 days after the Closing Date.

             (iv) If Concurrent or Harris delivers a written notice to the other party that a Reconciliation Disagreement is unable to be resolved, such Reconciliation Disagreement shall be referred to a nationally recognized accounting firm other than KPMG, Coopers & Lybrand or Ernst & Young for determination of the disputed amounts in accordance with this Agreement. If Concurrent and Harris do not promptly agree on the selection of a nationally recognized accounting firm, their respective independent public accountants shall select such accounting firm which shall be a firm other than KPMG, Coopers & Lybrand or Ernst & Young. The determination of such firm shall be final and binding upon the parties. Such firm shall render its determination as soon as practicable after referral of the Reconciliation Disagreement. The fees and expenses of such firm with respect to a Reconciliation Disagreement shall be paid by Concurrent and by Harris as follows: 30% of such fees shall be paid by the party whose position in the Reconciliation Disagreement submitted to the arbiter is closest to the final determination of the accounting firm selected, and the remaining 70% of such fees shall be paid by the other party.

             (c) Adjustment to Preferred Stock Consideration. (i) After delivery of the Projected Net Current Asset Reconciliation and prior to the Closing, the Preferred Stock Consideration shall be adjusted by reducing the total $10,000,000 liquidation preference and stated value thereof, dollar for dollar, to the extent that total current assets minus the total current liabilities (such difference, the "Net Assets") shown on such Projected Net Current Asset Reconciliation is less than $14,400,000. Such reduced amount of Preferred Stock Consideration, if there shall be any reduction, shall be the actual amount of such consideration delivered to Harris at the Closing.

             (ii) After the Closing, additional reductions, if any, in the liquidation preference of the Preferred Stock Consideration shall be in accordance with the terms of the Certificate of Designation. In accordance with the terms of the Certificate of Designation, if the Net Assets shown on the Final Net Asset Reconciliation (after resolution of all Reconciliation Disagreements) is in excess of the Net Assets shown on the Projected Net Asset Reconciliation, then the liquidation preference and stated value of the Preferred Stock Consideration delivered at Closing shall be increased, dollar for dollar, to the extent of such excess up to $10,000,000 and any remainder of such excess shall be paid, dollar for dollar, in cash as soon as practicable after the determination of such excess.

       Section 2.4 Ancillary Agreements; Certificate of Designation.
(a) On the Closing Date, the parties hereto shall enter into (1) leases to be mutually agreed to by the parties hereto prior to Closing, (2) a Shared Services Agreement to be mutually agreed to by the parties hereto prior to Closing, (3) a Non-Competition/ Distribution Agreement, to be mutually agreed to by the parties hereto prior to Closing, and (4) a Share Holding Agreement, substantially in the form of Exhibit C hereto. The foregoing agreements and any other agreements the parties hereto determine to be necessary to effectuate this Agreement and the transactions contemplated hereby and mutually agree shall be considered "Ancillary Agreements" referred to herein as the "Ancillary Agreements".

       (b) Prior to the Closing, the Board of Directors of Concurrent shall have also adopted the Certificate of Designation.

       Section 2.5 Allocation of Purchase Price. Concurrent shall prepare and deliver, and Concurrent and Harris shall mutually agree to, the allocation of the Purchase Price and the Assumed Liabilities among the Assets to be purchased hereunder which allocation shall be reflected on
Schedule 2.5 and which shall be finalized as of the Closing Date but shall be adjusted to take account of any post-closing purchase price adjustments (the "Allocation"). The Allocation shall be made in accordance with Section 1060 of the Internal Revenue Code (the "Code") and applicable Treasury regulations. Each of Harris and Concurrent shall (i) be bound by the Allocation for purposes of determining any Taxes (as defined in Section 4.10), (ii) prepare and file, and cause its affiliates to prepare and file, its Tax Returns (as defined in Section 4.10) on a basis consistent with the Allocation and (iii) take no position, and cause its affiliates to take no position, inconsistent with the Allocation of any applicable Tax Return, in any proceeding before any taxing authority or otherwise. In the event that the Allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other party hereto of the receipt of such notice.

                        ARTICLE III

                          CLOSING

       Section 3.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place (a) at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, on June 30, 1996 or as soon as practicable following the satisfaction (or waiver) of the conditions set forth in Article VIII, whether earlier or later than June 30, 1996 or (b) at such other date, time or place as the parties shall mutually agree (the "Closing Date").

     Section 3.2 Deliveries by Harris. At or prior to the Closing, Harris shall deliver or shall cause to be delivered the following documents to
Concurrent:

       (a) Cash by wire transfer in immediately available funds to an account designated by Concurrent in the amount of the cash set forth on the Projected Net Current Asset Reconciliation.

       (b)  Certificates representing the Purchased
Harris Shares.

       (c) A duly executed bill of sale and assignment with respect to the Assets in the form mutually agreed to by the parties hereto.

       (d) (i) A duly executed instrument of assignment, in recordable form, sufficient to transfer title in the Business Intellectual Property Rights to Concurrent in the form mutually agreed to by the parties hereto and (ii) such other duly executed individual instruments of assignments in recordable form appropriate to transfer title in the Business Intellectual Property Rights to Concurrent in the jurisdiction in which the Business Intellectual Property Rights are registered or in which an application for registration is pending in the form mutually agreed to by the parties hereto.

       (e) Such other duly executed instruments of conveyance and transfer as may be reasonably requested by Concurrent prior to the Closing Date.

       (f)  Opinions of counsel to Harris mutually
agreed to by the parties hereto.

       (g) The certificates required by Sections 8.2(a) and 8.2(b) hereof relating to truthfulness of representations and warranties and the performance of all covenants of Harris hereunder.

       (h) The records and files of the Business in the manner requested by Concurrent, including the corporate documents of the Transferred Subsidiaries, which records, files and documents shall remain at the premises of such Transferred Subsidiaries and be deemed to be delivered to Concurrent.

       (i) Certificates representing the Harris Subsidiary Shares, if any, accompanied by stock powers duly executed in blank or duly executed stock transfer forms or instruments of transfer, with any requisite documentary or stock transfer taxes affixed thereto.

       (j)  The consents set forth on Schedule 8.2(d).

       (k)  Duly executed counterparts of the Ancillary Agreements.

       (l) The resignation of E. Courtney Siegel as a director and an executive officer of Harris.

       (m)  The Audited Balance Sheet.

       (n)  Separate statutory financial statements
for each of the Transferred Subsidiaries as of and for the periods ended September 30, 1994 and September 30, 1995, respectively.

       (o) Such other documents reasonably requested by Concurrent prior to the Closing Date.

       Section 3.3 Deliveries by Concurrent. At or prior to the Closing, Concurrent shall deliver or shall cause to be delivered the following to Harris:

       (a)  Certificates representing the Common
Stock Consideration.

       (b) Certificates representing the Preferred Stock
Consideration, as adjusted, if at all, prior to the Closing pursuant to the terms hereof.

       (c) Duly executed instruments of assumption, in the form mutually agreed to by the parties hereto.

       (d) Such other duly executed instruments of assumption as may be reasonably requested by Harris prior to the Closing Date.

       (e) Duly executed counterparts of the Ancil-lary Agreements.

       (f)   Opinions of counsel to Concurrent
mutually agreed to by the parties hereto.

       (g) The certificates required by Sections 8.3(a) and 8.3(b) hereof relating to the truthfulness of representations and warranties, and the performance of all covenants of Concurrent.

       (h)  The determinations and declarations re-
quired by Section 8.3(f) hereof.

       (i)  A certified copy of the Certificate of
Designation.

       (j) Such other documents reasonably requested by Harris prior to the Closing Date.

                        ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF HARRIS

       Harris represents and warrants to Concurrent as follows:

       Section 4.1  Organization Etc.

       (a)  Harris and each of its Subsidiaries (as
defined below) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate the assets owned and leased by it and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined herein) on either Harris and its Subsidiaries taken as a whole or the Business. As used in this Agreement, the term "Material Adverse Effect" with respect to an entity (or group of entities taken as a whole) means such event, change or effect which is materially adverse to the business, properties, assets, liabilities, results of operations or financial condition of such entity (or group of entities taken as a whole). Harris and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on either Harris and its Subsidiaries taken as a whole or the Business. For purposes of this Agreement, the term "Subsidiary" when used with respect to any party, means any entity of which such party (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

       (b) Harris has heretofore made available to Concurrent a complete and correct copy of the charter and by-laws or comparable organizational documents, each as amended to date, of Harris and each of its Subsidiaries.

Such charters, by-laws and comparable organizational documents are in full force and effect. Neither Harris nor any of its Subsidiaries is in violation of any provision of its charter, by-laws or comparable organizational documents, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect on Harris or its Subsidiaries taken as a whole.

       Section 4.2 Capitalization. As of the date of this Agreement, the authorized capital stock of Harris consists of: (a) 20,000,000 shares of Harris Common Stock of which, as of March 17, 1996, 1,995,389 shares were issued and outstanding, no shares were held in treasury and (b) 5,000,000 shares of Preferred Stock, par value $0.01 per share, of which, as of the date hereof, no shares were issued and outstanding and 20,000 shares were reserved for issuance in accordance with the Stockholder Protection Rights Agreement dated as of September 15, 1994, by and between Harris and Society National Bank, as Rights Agent (the "Harris Rights Agreement"), pursuant to which Harris has issued rights (the "Harris Rights") to purchase shares of Harris Preferred Stock. As of December 31, 1995, not more than 325,000 shares of Harris Common Stock and as of March 17, 1996 not more than 675,000 shares of Harris Common Stock were reserved for issuance (i) upon exercise of outstanding options or for grants of restricted stock pursuant to the Harris Stock Incentive Plan (the "Harris Stock Plan") and (ii) upon exercise of outstanding options awarded to directors and employees outside the Harris Stock Plan. Except as permitted by Section 6.1 and Schedule 6.1, since the date hereof, Harris has not issued any shares of Harris Common Stock, except upon the exercise of options granted under the Harris Stock Plan which were outstanding on the date hereof. All the outstanding shares of Harris's capital stock are, and all shares which may be issued pursuant to the Harris Stock Plan will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights of third parties in respect thereto. The Purchased Harris Shares when issued and paid for in accordance with the terms hereof will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights of third parties in respect thereto. Except as set forth above or on Schedule 4.2 hereto, as of the date of this Agreement, there are no existing options, warrants, calls, subscriptions or other rights or other agreements or commitments of any character relating to the issued or unissued capital stock of Harris or any of its Subsidiaries obligating Harris or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or other equity interests in, Harris or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligating Harris or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. As of the date of this Agree-ment, except as set forth on Schedule 4.2 hereto, there are no outstanding contractual obligations of Harris or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Harris or any of its Subsidiaries. Each of the outstanding shares of capital stock of each of Harris's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and such shares are owned by Harris free and clear of any lien, claim, option, charge, security interest, limitation on voting rights and encumbrance of any kind, except as would not have a Material Adverse Effect on either Harris and its Subsidiaries taken as a whole or the Business.

       Section 4.3 Authority. Harris has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby (other than the approval and adoption of this Agreement and the transactions contemplated hereby by the affirmative vote of the holders of a majority of the outstanding shares of Harris Common Stock). The execution, delivery and performance of this Agreement and the Ancillary Agreements by Harris and the consummation by Harris of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Harris and no other corporate proceedings on the part of Harris are necessary to authorize this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby (other than the approval and adoption of this Agreement and the transactions contemplated hereby by the affirmative vote of a majority of the outstanding shares of Harris Common Stock). This Agreement has been, and when executed the Ancillary Agreements will be, duly executed and delivered by Harris and, assuming this Agreement, and the Ancillary Agreements when executed, constitute valid and binding obligations of Concurrent, constitute, or will constitute, valid and binding obligations of Harris, enforceable against Harris in accordance with their terms.

       Section 4.4 Consents and Approvals; No Violations.

       (a) Except as set forth on Schedule 4.4(a) hereto and except for filings, permits, authorizations, notices, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the FBCA, certain state takeover statutes or state securities or blue sky laws, neither the execution, delivery or performance of this Agreement and the Ancillary Agreements by Harris nor the consummation by Harris of the transactions contemplated hereby and thereby and compliance by Harris with any of the provisions hereof and thereof will (i) conflict with or result in any breach of any provisions of the certificate of incorporation or by-laws or comparable organizational documents of Harris or any of its Subsidiaries,
(ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity") (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not prevent or delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements in any material respect and would not, individually or in the aggregate, have a Material Adverse Effect on either Harris and its Subsidiaries taken as a whole or the Business), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of any lien or other encumbrance on any property or asset of Harris or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Harris or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Harris or any of its Subsidiaries or by which any property or asset of Harris or any of its Subsidiaries is bound or affected, except, in the case of clauses (iii) and (iv), for violations, breaches, defaults or other occurrences which would not prevent or delay consummation of this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby in any material respect and would not, individually or in the aggregate, have a Material Adverse Effect on either Harris and its Subsidiaries taken as a whole or the Business.

       (b) Except as disclosed in the Harris SEC Documents (as defined in Section 4.5) or on Schedule 4.4(b) hereto, neither Harris nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to Harris or any of its Subsidiaries or by which any of them or any of their properties or assets may be bound or (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Harris or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, except for any such conflicts, defaults or violations which have not had and are not likely to have a Material Adverse Effect on either Harris and its Subsidiaries taken as a whole or the Business.

       Section 4.5 SEC Reports and Financial Statements. Harris has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to Concurrent true and complete copies of all forms, reports and documents required to be filed by it since June 30, 1994, under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Harris SEC Documents"). The Harris SEC Documents, including without limitation any financial statements or schedules included therein, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be. The financial statements of Harris included in the Harris SEC Documents complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted on Harris's Form 10-Q as filed with the SEC under the Exchange
Act) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments which will not be material in amount or effect) the consolidated financial position of Harris and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as reflected, reserved against or otherwise disclosed in the financial statements of Harris included in the Harris SEC Documents or as disclosed on Schedule 4.5 hereto, neither Harris nor any of its Subsidiaries has any liabilities or obligations (absolute, accrued, fixed, contingent or otherwise) material to Harris and its Subsidiaries taken as a whole that would be required to be reflected on, or reserved against in, a balance sheet of Harris or the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied.

       Section 4.6 Information in Disclosure Documents. None of the information supplied or to be supplied by Harris in writing specifically for inclusion or incorporation by reference in the joint proxy statement relating to the meeting of the stockholders of Harris and Concurrent (respectively, the "Harris Stockholder Meeting" and the "Concurrent Stockholder Meeting" and collectively, the "Stockholder Meetings") to be held in connection with the transactions contemplated by this Agreement (the "Proxy Statement") will, at the time the Proxy Statement is filed with the SEC, at the time such Proxy Statement is mailed to stockholders of Harris and Concurrent, at the times of the Stockholder Meetings to be held in connection with the transactions contemplated by this Agreement and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will, when filed with the SEC, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Harris with respect to statements made therein based on information supplied by Concurrent in writing specifically for inclusion in the Proxy Statement.

       Section 4.7 Litigation. Except as disclosed in the Harris SEC Documents or on Schedule 4.7 hereto, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of Harris, threatened, against Harris or any of its Subsidiaries before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on either Harris or any of its Subsidiaries taken as a whole or the Business or a Material Adverse Effect on the ability of Harris to consummate the transactions contemplated by this Agreement. Except as disclosed in the Harris SEC Documents or on
Schedule 4.7 hereto, neither Harris nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would in the future have a Material Adverse Effect on either Harris or any of its Subsidiaries taken as a whole or the Business or a Material Adverse Effect on the ability of Harris to consummate the transactions contemplated by this Agreement. Harris has, in accordance with GAAP, made adequate provision in its financial statements for the payment of losses arising out of suits, claims, actions, proceedings or investigations disclosed in the Harris SEC Document or on Schedule 4.7 and such provision has continued to be adequate.

       Section 4.8 Absence of Certain Changes. Except as disclosed in the Harris SEC Documents or on Schedule 4.8 hereto, since September 30, 1995, Harris has conducted its business only in the ordinary course of such business and there has not been (a) any material adverse change in either Harris and its Subsidiaries taken as a whole or the Business, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or (c) any material change in its accounting principles, practices or methods.

       Section 4.9 Opinion of Financial Advisor. Harris has received the opinion of Bear, Stearns & Co. Inc., its financial advisor, to the effect that, as of the date of this Agreement, the transactions contemplated hereby are fair, from a financial point of view, to the stockholders of Harris.

       Section 4.10      Tax Matters.

       (a)  Harris and each of its Subsidiaries has
duly filed all, or as of the Closing Date will have filed, all Tax Returns (as defined in Section 4.10(e)) required to be filed by it or its Subsidiaries on or before the Closing Date, and such Tax Returns are or will be true, correct and complete in all material respects.

Harris and its Subsidiaries have duly paid, caused to be paid, or made adequate provision in the Harris SEC Documents in accordance with GAAP for the payment of all Taxes (as defined in Section 4.10(d)) required to be paid in respect of all periods covered by such Tax Returns. Harris has made adequate provision in accordance with GAAP for the payment of all Taxes anticipated to be payable in respect of all taxable periods or portions thereof ending on or before the Closing Date since the periods covered by such Tax Returns.

       (b) (i) The reserves for Taxes (except for deferred Taxes) reflected in the Harris SEC Documents are sufficient for the payment of all unpaid Taxes (whether or not currently disputed) accrued through the date thereof. Since September 30, 1995, neither Harris nor its Subsidiaries have incurred any material liability for Taxes other than in the ordinary course of business consistent with past practice. Harris and its Subsidiaries are qualified or registered to do business in the states and localities set forth on Schedule 4.10(b)(i) hereto. Except as set forth on Schedule 4.10(b)(i) hereto, there are no liens for Taxes upon the assets of Harris or its Subsidiaries except for statutory liens for current Taxes not yet due.

             (ii) The Tax Returns filed by Harris have been examined by the Internal Revenue Service (the "IRS") or other appropriate taxing authority, for all taxable years as set forth on Schedule 4.10(b)(ii) hereto. Except as set forth on Schedule 4.10(b)(ii) hereto, all deficiencies and assessments asserted as a result of such examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the Harris SEC Documents in accordance with GAAP, and no issue or claim has been asserted for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency which would have a Material Adverse Effect on either Harris and its Subsidiaries taken as a whole or the Business, other than those heretofore paid or provided for. Except as disclosed on
 Schedule 4.10(b)(ii) hereto, no issue has been raised during the past five years by any federal, state, local or foreign taxing authority which, if raised with regard to any other period not so examined, could reasonably be expected to result in a proposed deficiency for any other period not so examined.

             (c) (i) Except as set forth on Schedule 4.10(c) hereto, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of Harris or its Subsidiaries. Except as set forth on Schedule 4.10(c) hereto, neither Harris nor any of its Subsidiaries (x) has been a member of a group filing consolidated returns for federal income tax purposes, or
 (y) is a party to a tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect. Except as set forth on Schedule 4.10(c) hereto, no power of attorney has been executed by, or on behalf of Harris or its Subsidiaries with respect to any matter relating to Taxes which is currently in force.

             (ii) Neither Harris nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed to have
 Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(2) of the Code) owned by Harris or any of its Subsidiaries.

             (iii) The respective net operating losses, net operating loss carryforwards and tax credit carryforwards, if any, of each of the Transferred Subsidiaries for all federal, state, local and foreign tax purposes as of December 29, 1995, are as set forth on
 Schedule 4.10(c)(iii) hereto.

       (d) As used in this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assess-ments, including, without limitation, income, gross receipts, excise, property, sales, transfer, use (or any similar taxes), license, payroll, withholding, social security, capital stock and franchise taxes, imposed by any federal, state, local or foreign taxing authority, including any interest, penalties or additions thereto. As used in this Agreement, the term "Tax Return" shall mean any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

       (e)  Neither Harris nor any of its
Subsidiaries has committed any breach of any representation or covenant contained in the Tax Sharing Agreement (as defined herein) or made in connection with the opinion rendered by Sullivan & Cromwell (as described in Section 1.12(a) of the Tax Sharing Agreement), in each case relating to the qualification of the Distribution (as defined herein) as a distribution pursuant to Section 355 of the Code, and none of the actions contemplated by this Agreement shall result in or otherwise give rise to a breach of any such representation or covenant. As used in this Agreement, the term "Distribution" shall refer to the distribution of Harris Common Stock pursuant to the Distribution Agreement by and between Harris and Harris Corporation dated September 16, 1994 and "Tax Sharing Agreement" shall refer to the Tax Disaffiliation Agreement by and between Harris and Harris Corporation dated September 13, 1994.

       Section 4.11 Vote Required. The only votes of the holders of any class or series of Harris's capital stock necessary to approve the transactions contemplated hereby are the affirmative vote of a majority of
(a) all votes entitled to be cast by the holders of Harris Common Stock with respect to this Agreement and the transactions contemplated hereby and
(b) the voting shares of Harris Common Stock, in a separate vote, with respect to an amendment to the Harris Stock Plan (the "Harris Stock Plan Amendment") to increase the number of shares of Harris Common Stock reserved and available for issuance under the Harris Stock Plan to 675,000 shares of Harris Common Stock.

       Section 4.12      Employee Benefit Plans; ERISA.

       (a) Schedule 4.12(a) contains a true and com-plete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medi-cal, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Harris or by any trade or business, whether or not incorporated (a "Harris ERISA Affiliate"), that together with Harris would be deemed a "single employer" within the meaning of section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or terminated employee of Harris or any Harris ERISA Affiliate (the "Harris Plans"). Schedule 4.12(a) identifies each of the Harris Plans that is an "employee benefit plan," as that term is defined in section 3(3) of ERISA (the "Harris ERISA Plans").

       (b) With respect to each Harris Plan, Harris has heretofore delivered to Concurrent true and complete copies of each of the following documents:

             (i)  a copy thereof;

             (ii)  a copy of the most recent annual re-
 port and actuarial report, if required under ERISA and the most recent report prepared with respect thereto in accordance with Statement of Financial
 Accounting Standards No. 87, Employer's Accounting for Pensions;

             (iii)  a copy of the most recent Summary
 Plan Description required under ERISA with respect thereto;

             (iv) if the Harris Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

             (v) the most recent determination letter received from the IRS with respect to each Harris Plan intended to qualify under section 401 of the Code.

       (c) Neither Harris nor any Harris ERISA Affiliate maintains or has ever maintained an ERISA Plan subject to Title IV of ERISA.

       (d) No Harris ERISA Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Harris ERISA Plan a plan described in section 4063(a) of ERISA.

       (e) Each Harris Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

       (f) To the best knowledge of Harris, each Harris ERISA Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code.

       (g) No Harris Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of Harris or any Harris ERISA Affiliate beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law or (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA).

       (h) There are no pending, threatened or anticipated claims by or on behalf of any Harris Plan, by any employee or beneficiary covered under any such Harris Plan, or otherwise involving any such Harris Plan (other than routine claims for benefits).

       (i) Except with respect to the Harris Options which are set forth on Schedule 4.12(i) hereto and shall continue to have the vesting schedule in effect on the date hereof, at the Closing Date, all Harris Options then outstanding under the Harris Stock Plan shall become exercisable and vested to the extent provided for pursuant to the stock option agreements under which such Harris Options were granted.

       (j) As of the Closing Date, full payment will have been made or accrued in accordance with GAAP, and to the extent applicable, section 412 of the Code of all amounts required to be paid under the terms of each of the Harris Plans and any other similar fringe or employee benefit plans, programs or arrangements applicable to employees of the Transferred Subsidiaries (the "Transferred Subsidiaries Benefit Plans") as contributions to such plans.

       (k) Listed on Schedule 4.12(k) is a description of each of the Transferred Subsidiaries Benefit Plans that provides post-retirement medical, health or other post-retirement benefits to employees.

       (l) Where applicable, the Transferred Subsidiaries Benefit
Plans required to be registered with applicable regulatory authorities have been registered and have been maintained in good standing with such applicable regulatory authorities.

       Section 4.13 Applicability of Certain Laws. The provisions of
Section 607.0901-.0903 ("Control-Share Acquisitions") and Section
607.1302(1)-(3) ("Right of Stockholders to Dissent"), respectively, of the FBCA will not apply to this Agreement or any of the transactions contemplated hereby.

       Section 4.14 Major Contracts. Except as disclosed in the Harris SEC Documents or as set forth on Schedule 4.14 hereto, neither Harris nor any of its Subsidiaries is a party to or subject to:

       (a) Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons;

       (b) Any existing OEM agreement, distribution agreement, volume purchase agreement, or other similar agreement in which the annual amount involved in 1995 exceeded or is expected to exceed in fiscal 1996 $500,000 in aggregate amount or pursuant to which Harris has granted or received exclusive marketing rights related to any product, group of products or territory;

       (c) Any material license agreement, either as licensor or licensee (excluding nonexclusive software licenses granted to customers or end-users in the ordinary course of business) involving the payment of at least $250,000;

       (d) Any contract containing covenants purporting to limit
Harris's freedom or that of any of its Subsidiaries to compete in any line of business in any geographic area;

       (e)  Any mortgage, loan agreement, note, or
guarantee of obligations of others for borrowing of money in excess of $50,000;

       (f) Any agreement or arrangement for the purchase or sale of any Assets, or for the grant of any preferential right to purchase any of the Assets, other than in the ordinary course of business or would exceed $50,000;

       (g) Any lease for Equipment or other personal property involving an aggregate commitment of $50,000 ;

       (h) Any agreement, contract or commitment for maintenance, consulting, engineering or other services involving an aggregate commitment of $50,000 or more on an annual basis;

       (i) Any agreement, contract or commitment for purchase of materials or supplies (other than capital equipment), or any group of such agreements, contracts or commitments with a single vendor, involving an aggregate commitment of $100,000 or more on an annual basis;

       (j) Any agreement, contract or commitment for purchase of capital equipment under which the remaining commitment is $50,000 or more;

       (k) Any distribution, dealer, manufacturer's representative, sales agency or franchise contract not terminable without penalty within 90 days and in excess of $50,000; and

       (l) Any shareholders' agreements relating to any of Harris's Subsidiaries.

       Each of the contracts set forth in Schedule 4.14 is in full force and effect. Harris is not in default, and there are no existing acts, events or conditions (other than the transactions contemplated hereby) which, with notice or lapse of time, or both, will result in a material default by Harris under any of the contracts.

       Section 4.15 Interests of Officers and Directors. Except as disclosed on Schedule 4.15 hereto or in the Harris SEC Documents, no officer or director of Harris or any of its Subsidiaries or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to Harris or any Subsidiary any goods, property, technology or intellectual or other property rights or services; (b) any contract or agreement to which Harris or any of its Subsidiaries is a party or by which it may be bound or affected; or (c) any property, real or personal, tangible or intangible, used in or pertaining to the Business, including any interest in the Harris Intellectual Property Rights (as defined herein), except for rights as a stockholder, and except for rights under any Harris Plan.

       Section 4.16      Intellectual Property.

       (a) Harris and any of the Transferred Subsid-iaries own, or are licensed or otherwise entitled to exercise all rights in and to, all domestic and foreign patents, trademarks, trade names, service marks, copyrights, mask works, trade secrets and other intellectual property rights, and any applications, registrations, certificates and/or Letters Patent therefor, and all net lists, schematics, sketches, drawings, notebooks, reports, memoranda, prints, drafts, worksheets, and any other writings, methods and practices, business information, procedures, technology, source code, know-how, computer software programs and all other tangible and intangible information or material, and all goodwill associated with any of the foregoing, including goodwill in respect of trademarks, that are used in the operation of the Assets as currently operated (collectively, the "Business Intellectual Property Rights"). Harris or any of its Subsidiaries own or are licensed or otherwise are entitled to exercise all rights in and to all of the foregoing types of intellectual property used in the operation of the Trusted Systems Business (such other intellectual property, together with the Business Intellectual Property Rights, the "Intellectual Property Rights"). There are no restrictions applicable to the Business Intellectual Property Rights that interfere in any material respect with the current use of such Business Intellectual Property Rights.

       (b) Schedule 4.16(b) hereto is a complete and accurate list of the Business Intellectual Property Rights. For each item listed thereon,
Schedule 4.16(b) hereto identifies the owner thereof and, if the owner is not Harris or any of the Transferred Subsidiaries, the means by which Harris or any of the Transferred Subsidiaries obtains rights thereto, and which party obtains such rights. Schedule 4.16(b) hereto identifies all oral or written licenses, agreements and other arrangements for any Business Intellectual Property Rights between any two or more of Harris and its Subsidiaries, the parties thereto and the subject matter thereof.

       (c) Schedule 4.16(c) hereto lists all of the currently marketed products of the Business and an indication as to which, if any, of such products are the subject of certificates of copyright issued by the United States Copyright Office, and any similar office or agency of any foreign country or jurisdiction, and/or are the subject of applications for patent or original Letters Patent in the United States or any foreign country or jurisdiction.

       (d) Neither Harris nor any of its Subsidiaries is, or as a result of the execution and delivery of this Agreement or the other transactions contemplated hereby or the performance of Harris's obligations hereunder will be, in violation of, or lose any rights pursuant to any license, sublicense or agreement that is materially related to a Business Intellectual Property Right and is described in the disclosure schedule attached to this Agreement (the "Disclosure Schedule") with respect to Harris.

       (e) Harris and one of the Transferred Subsidiaries is the owner or licensee of the Business Intellectual Property Rights, and Harris and one of the Subsidiaries is the owner of all other Intellectual Property Rights, with all necessary right, title and interest in and to the same free and clear of any liens, encumbrances or security interests. Except as set forth on Schedule 4.16(e) hereto, neither Harris nor any of its Subsidiaries is contractually obligated to pay any compensation to any third party in an amount in excess of $250,000 in respect to the use of any of the Intellectual Property Rights or the material covered thereby in connection with the services or products being manufactured and/or used and/or sold by Harris or any of its Subsidiaries.

       (f) No claims with respect to the Intellectual Property Rights have been asserted or, to the best knowledge of Harris, after reasonable investigation, are threatened by any person. Harris knows of no claims: (i) to the effect that the manufacture, offer for sale, sale or use of any product as now used or offered by Harris or any of its Subsidiaries, or the use thereof by any customer or licensee of Harris or any of its Subsidiaries infringes any copyright, patent, trademark or service mark, or violates any trade secret rights, or other intellectual property rights of any third party, (ii) challenging the ownership or validity of any of the Intellectual Property Rights.

       (g) To the best knowledge of Harris, all patents and registered trademarks, service marks, copyrights and patents held by Harris or any of its Subsidiaries are valid and subsisting.

       (h) To the best knowledge of Harris, there has not been and there is not now any material unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, including, without limitation, any employee or former employee of Harris or any of its Subsidiaries; neither Harris nor any of its Subsidiaries has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or other intellectual property rights and which has not been finally terminated prior to the date hereof; there are no such charges or claims outstanding; and to the best knowledge of Harris neither Harris nor any of its Subsidiaries has any infringement liability with respect to any patent, trademark, service mark, copyright or other intellectual property right of another.

       (i) No Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing or other disposition thereof by Harris or any of its Subsidiaries. Except with respect to products and software described in the Night Hawk Product Catalog a true and complete copy of which has been delivered to Concurrent, neither Harris nor any of its Subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property Right. Neither Harris nor any of its Subsidiaries has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Intellectual Property Right.

       (j) Harris and its Subsidiaries have the exclusive right to file, prosecute and maintain all applications, certificates, registrations and Letters Patent with respect to the Intellectual Property Rights owned by Harris or its Subsidiaries. Harris or any of its Subsidiaries is listed in the records of the appropriate agency as the sole owner of record for each registration, grant, Letters Patent and application listed on Schedule 4.16(b) hereto as owned by Harris or any of the Subsidiaries. All registration and maintenance fees that have become due and payable with respect of such Intellectual Property Rights have been paid.

       (k) To the best knowledge of Harris, no act has been done, or omitted to be done, by Harris or any of its Subsidiaries to impair or dedicate to the public or to entitle any governmental authority to cancel, forfeit, modify or hold abandoned any of the Intellectual Property Rights.

       (l) Harris and its Subsidiaries, with respect to all Intellectual Property Rights owned and/or developed thereby, have taken or caused to be taken all reasonable steps to obtain and retain valid and enforceable intellectual property rights therein, including, without limitation, the use of non-disclosure agreements adequate to protect the proprietary nature of any confidential information disclosed by Harris or any of its Subsidiaries to third parties.

       (m) Schedule 4.16(m) hereto sets forth a complete and accurate list of all licenses, assignments and other agreements pursuant to which Harris, or any of its Subsidiaries, grants rights to any third party in and to any of the Business Intellectual Property Rights.

       (n) To the best knowledge of Harris, the components of all software, hardware and firmware that are material to the Assets and are used or currently proposed to be used in the operation of the Assets and the Excluded Assets as currently operated are (i) owned by Harris and any of the Subsidiaries, or (ii) currently in the public domain or otherwise available to Harris and any of its Subsidiaries without the approval or consent of any third party, or (iii) used by Harris or any of its Subsidiaries, or included in any of their products, pursuant to rights granted to Harris or any of its Subsidiaries pursuant to a written license or lease from a third party.

       Section 4.17 Questionable Payments. Neither Harris nor any of its Subsidiaries nor to its best knowledge any director, officer or other employee of Harris or any of its Subsidiaries has: (a) corruptly made any payments or provided services in the United States or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity in order to obtain or retain business for Harris or any of its Subsidiaries in violation of Section 30A of the Exchange Act; or
(b) made any political contributions unlawful under the laws of the United States and the foreign country in which such payments were made. Neither Harris nor any of its Subsidiaries nor to its best knowledge any director, officer or other employee of Harris or any of its Subsidiaries has been the subject of any inquiry or investigation by any Governmental Entity relating to the conduct described above in this Section 4.17.

       Section 4.18 Insurance. Except as set forth on Schedule 4.18 hereto, Harris and each of its Subsidiaries is, and has been continuously since at least October 7, 1994, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the Business as conducted by Harris and its Subsidiaries during such time period. Except as set forth on Schedule 4.18 hereto, neither Harris nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Harris or any of its Subsidiaries. The insurance policies of Harris and its Subsidiaries are valid and enforceable policies in all material respects.

       Section 4.19 No Brokers. Harris has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Harris or Concurrent to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Harris has retained Bear, Stearns & Co. Inc. as its financial advisor, the arrangements with which have been disclosed in writing to Concurrent prior to the date hereof. Other than the foregoing arrangement or as disclosed in Section 5.19, Harris is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

       Section 4.20      Environmental.

       (a)  Except as set forth on Schedule 4.20(a)
hereto, Harris and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws (as defined herein). Except as set forth on Schedule 4.20(a) hereto, Harris has not received any communication (written or oral), whether from a governmental authority, citizen group, employee or otherwise, that alleges that Harris is not in such compliance, and, to Harris's best knowledge after due inquiry, there are no circumstances that may prevent or interfere with such compliance in the future. Except as set forth on Schedule 4.20(a) hereto, Harris has not received in the past five years any written request for information from a governmental authority concerning or relating to the treatment, transportation or disposal of any Materials of Environmental Concern (as defined herein). Except as set forth on Schedule 4.20(a) hereto: Harris has acquired all necessary permits, licenses, approvals and other governmental authorizations necessary to operate in compliance with all applicable Environmental Laws; such permits, licenses, approvals and authorizations are currently valid; and Harris is in compliance in all material respects with such permits, licenses, approvals and authorizations. To Harris's best knowledge, after due inquiry, there are no circumstances that may prevent or interfere with the renewal of the permits, licenses, approvals and other governmental authorizations held by Harris pursuant to Environmental Laws.

       (b) Except as set forth on Schedule 4.20(b) hereto, there has been in the last five years and there is no Environmental Claim (as defined herein) pending or threatened against Harris or, to Harris's best knowledge after due inquiry, against any person or entity whose liability for any Environmental Claim Harris's has or may have retained or assumed either contractually or by operation of law.

       (c) Except as set forth on Schedule 4.20(c) hereto, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, the release, emission, discharge or disposal of any Material of Environmental Concern (as defined herein), that could form the basis of any Environmental Claim against Harris or, to Harris' best knowledge after due inquiry, against any person or entity whose liability for any Environmental Claim Harris has or may have retained or assumed either contractually or by operation of law.

       (d) As used in this Agreement, the term "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern. As used in this Agreement, the term "Environmental Claim" means any notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by Harris, Concurrent or any of their Subsidiaries or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. As used in this Agreement, the term "Materials of Environmental Concern" means chemicals, pollutants, hazardous substances, contaminants, toxic substances, hazardous waste, petroleum and petroleum products as those terms are defined by Environmental Laws.

       Section 4.21      Assets.

       (a) The lists of assets to be attached to the Bill of Sale to be delivered by Harris to Concurrent at the Closing will be a true and complete listing of Assets as of the Closing.

       (b) Schedule 1.1(b) is a true and complete listing of the Property used in both the Business and the Trusted Systems Business as the date of this Agreement.

       (c) Schedule 1.2(a)(i) is a true and complete listing of all of the Property used in the Trusted Systems Business.

       (d) The Assets and the assets of the Transferred Subsidiaries, together with the other arrangements contemplated by this Agreement (including the Ancillary Agreements), constitute all the Property used in the operation of the Business as they are presently being operated by Harris and the Transferred Subsidiaries, and, except as otherwise contemplated by the terms hereof and the terms of the Ancillary Agreements, will enable Concurrent and the Transferred Subsidiaries to operate the Business immediately after the Closing as Harris and the Transferred Subsidiaries operated the Business immediately prior to the Closing. As of the Closing Date, all of the machines, equipment and other assets that constitute tangible personal property that are being operated in connection with the Business are in usable condition for the purpose for which they are intended subject to ordinary wear and tear and routine maintenance. Harris has, and, except as otherwise contemplated by the terms hereof (including Schedule 1.1(b) which describes the extent to which Shared Assets are transferred to Concurrent) or the terms of the Ancillary Agreements, at Closing Harris will deliver to Concurrent, good and valid title to all of the tangible personal property included in the Assets subject to (i) any security interests, mortgages, liens, pledges, conditional sale or other title retention agreements, rights of first refusal, options, leases, adverse claims, or any other encumbrances (the "Encumbrances") relating to purchase money security interests entered into in the ordinary course of business consistent with past practice and reflected in the Audited Balance Sheet or the Final Net Current Asset Reconciliation; and (ii) Encumbrances relating to lessors' interests in leased tangible personal property.

 Harris has valid and subsisting leasehold interests in the Leased Properties. To the best knowledge of Harris after reasonable inquiry, the Transferred Subsidiaries have valid and subsisting leasehold interests in the leased property of the Transferred Subsidiaries. Upon the Closing, Concurrent shall acquire, directly or indirectly, the same right, title and interest in and to all of the assets, real or personal, of the Transferred Subsidiaries as held by Harris immediately prior to Closing.

       Section 4.22 Audited Balance Sheet. The Audited Balance Sheet and all financial statements or financial data with respect to the Business included in the Proxy Statement (the "Audited Base Financial Statements") will be prepared in accordance with GAAP and will present fairly, in all material respects, the financial position of the Business or portion thereof, as the case may be, as of the date or for the periods indicated therein.

       Section 4.23      Leased Properties.

       (a)   Schedules 1.1(a)(ii) and 1.1(b) contain
an accurate and complete list of all Leases, including the name and address of the lessor of each such Leased Property, and the date of each of the Leases. Harris has delivered to Concurrent true and complete copies of all Leases. For purposes of Section 4.23, the term "Leases" shall include all leases, amendments thereto, assignments thereof, subleases, subordination and/or nondisturbance agreements and all other agreements creating, amending or modifying the leasehold estates in the Leased Properties.

       (b) With respect to the Leased Properties: (i) to the best knowledge of Harris, there are no material defects in the buildings, improvements and structures located thereon which would be reasonably expected to substantially impair the operation of the Business immediately preceding the Closing as compared with the operation of the Business by Harris on the date hereof; (ii) to the best knowledge of Harris, all Leases are in full force and effect, and constitute legal, valid and binding obligations of Harris, in accordance with their respective terms; (iii) no written waiver, indulgence or postponement of landlord's obligations thereunder has been granted by Harris and Harris has not received any such written waiver, indulgence or postponement of its obligations thereunder except as set forth on Schedule 4.23(b); and (iv) to the best knowledge of Harris, there exists no event of default, event, occurrence, condition or act (other than the transaction contemplated hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default thereunder.

       Section 4.24      Subsidiaries.

       (a) Schedule 4.24(a) contains a true and com-plete list of all Subsidiaries beneficially owned, directly or indirectly, by Harris and a description of those Subsidiaries that are involved in the conduct of the Business.

       (b) Schedule 4.24(b) contains a true and complete list of the authorized and issued capital stock of each of the Transferred
Subsidiaries, and the record owners thereof.

       (c) Schedule 4.24(c) contains a complete list of the officers and directors of each of the Transferred Subsidiaries.

       (d) Upon delivery of certificates representing the Harris
Subsidiary Shares to Concurrent or appropriate entries in the stock register, as the case may be, Concurrent shall acquire legal and beneficial ownership of, and shall have good and valid title to, the Harris Subsidiary Shares, free and clear of any Encumbrance, as analogous concepts are understood under applicable local laws. Upon delivery, all of the issued and outstanding shares of each Transferred Subsidiary will be duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive rights of third parties in respect thereto.

       Section 4.25 Outstanding Liabilities to Related Parties. There are no outstanding liabilities, contingent or otherwise, relating to the Business or that will arise out of the transactions contemplated by this Agreement (except as set forth in this Agreement) for amounts due to shareholders, directors, officers, employees or other parties affiliated with or related to Harris or, to the best knowledge of Harris after reasonable inquiry, the Transferred Subsidiaries other than amounts due to directors, officers and employees in the ordinary course of business consistent with past practice.

       Section 4.26      Product Returns; Warranties.

       (a)  There are no liabilities for product
returns, warranty obligations and product services other than those arising in the ordinary course of business, consistent with Harris's historical practice relating to the Business and in accordance with normal industry standards. Harris has no knowledge of any threatened claims for any extraordinary (i) product returns, (ii) warranty obligations or (iii) product services, relating to the Business, reserved or otherwise. Harris has made adequate provision for product returns and warranty obligations in the Audited Balance Sheet in accordance with GAAP.

       (b) Any liabilities for product returns and warranty obligations are fully accrued and fully reserved against on each of the Audited Base Financial Statements provided by Harris to Concurrent. Such reserves are adequate to pay any amounts which may be owed by Harris of any of its Subsidiaries to any party as a result of the incurrence of such liabilities.

       (c) True and correct copies of the standard warranty provided by Harris on sales orders and other related documents which are delivered in connection with the Business have been made available to Concurrent. Such warranty delivered is the only warranty applicable to the products of the Business except for warranties provided by applicable law.

       Section 4.27 Transferred Subsidiaries. There exists no debt, liability or other obligation of the Transferred Subsidiaries, contingent or otherwise, except those that will be reflected on the Final Net Current Asset Reconciliation.

       Section 4.28 Transferred Subsidiaries Financial Statement. (a) Harris has previously delivered to Concurrent true and complete copies of the statutory balance sheets as of September 30, 1995 and 1994 and the statements of operations for the fiscal periods ended September 30, 1995 and 1994 of each Transferred Subsidiary, together with the notes to such financial statements (where available) (the "Transferred Subsidiaries Financial Statements").

       (b) Each Transferred Subsidiary Financial Statement presents fairly in all material respects, the financial condition of such Transferred Subsidiary as at its respective date or during the respective period; and each of such Transferred Subsidiary Financial Statements has been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise stated therein.

       Section 4.29 Investment Purpose. Harris will acquire the shares of Concurrent Common Stock to be issued pursuant to this Agreement and the transactions contemplated hereby for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, except pursuant to an effective registration statement under the Securities Act and all applicable state securities laws or pursuant to an exemption from the Securities Act and all applicable state securities laws confirmed by an opinion of counsel satisfactory to Concurrent, the expense for which shall be borne by Harris.

       Section 4.30 Rights Agreement. Harris shall take all necessary and appropriate actions such that (i) Concurrent will not become an "Acquiring Person", (ii) no "Stock Acquisition Date", "Separation Time", "Flip-over Transaction" or "Flip-in Date" (as such terms are defined in the Harris Rights Agreement) will occur and (iii) the stockholders of Harris will not be entitled to receive any right or benefit under the Harris Rights Agreement as a result of the approval, execution or delivery of this Agreement by Harris or the consummation of the transactions contemplated hereby.

                         ARTICLE V
       REPRESENTATIONS AND WARRANTIES OF CONCURRENT

       Concurrent represents and warrants to Harris as follows:

       Section 5.1       Organization.

       (a)  Concurrent and each of its Subsidiaries
is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect on Concurrent and its Subsidiaries taken as a whole. Concurrent and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggre-gate, have a Material Adverse Effect on Concurrent and its Subsidiaries taken as a whole.

       (b) Concurrent has heretofore made available to Harris a complete and correct copy of the charter and by-laws or comparable organizational documents, each as amended to date, of Concurrent and each of its Subsidiaries. Such charters, by-laws and comparable organizational documents are in full force and effect. Neither Concurrent nor any of its Subsidiaries is in violation of any provision of its charter, by-laws or comparable organizational documents, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect on Concurrent and its Subsidiaries taken as a whole.

       Section 5.2 Capitalization. As of the date of this Agreement, the authorized capital stock of Concurrent consists of: (a) 100,000,000 shares of Concurrent Common Stock of which, as of March 20, 1996 30,569,159 shares were issued and outstanding and 840 shares were held in treasury; and (b) 25,000,000 shares of Series Preferred Stock, par value $.01 per share, of which, as of the date of this Agreement, no shares are issued and outstanding and 300,000 shares are designated as Series A Participating Cumulative Preferred Stock, and are reserved for issuance in accordance with the Rights Agreement as of July 31, 1992, between Concurrent and First National Bank of Boston, as Rights Agent (the "Concurrent Rights Agreement"). As of December 31, 1995, 3,042,495 shares of Concurrent Common Stock and as of the date hereof not more than 3,042,495 shares of Concurrent Common Stock were reserved for issuance upon exercise of outstanding options (the "Concurrent Options") pursuant to Concurrent's Stock Option Plan (the "Concurrent Stock Plan"). Since the date hereof, Concurrent has not issued any shares of Concurrent Common Stock, except upon the exercise of options granted under Concurrent Stock Plan which were outstanding on the date hereof. All the outstanding shares of Concurrent's capital stock are, and all shares of Concurrent Common Stock and Concurrent Preferred Stock which are to be issued to Harris pursuant to the transactions contemplated by this Agreement will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights of third parties in respect thereto. The Debentures issuable in exchange for the Preferred Stock Consideration have been duly authorized. Except as set forth above or on Schedule 5.2 hereto, as of the date of this Agreement, there are no existing options, warrants, calls, subscriptions or other rights or other agreements or commitments of any character relating to the issued or unissued capital stock of Concurrent or any of its Subsidiaries obligating Concurrent or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or other equity interests in, Concurrent or of any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligating Concurrent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. As of the date of this Agreement, except as set forth on Schedule 5.2 hereto, there are no outstanding contractual obligations of Concurrent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Concurrent or any of its Subsidiaries. Each of the outstanding shares of capital stock of each of Concurrent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and such shares are owned by Concurrent or by a Subsidiary of Concurrent free and clear of any lien, claim, option, charge, security interest, limitation on voting rights and encumbrance of any kind, except as would not have a Material Adverse Effect on Concurrent and its Subsidiaries taken as whole.

       Section 5.3 Authority. Concurrent has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby (other than (a) with respect to the issuance of shares of Concurrent Common Stock pursuant to the transactions contemplated by this Agreement and the Ancillary Agreements, the approval of the holders of Concurrent Common Stock required for such issuance by the affirmative vote of a majority of the total votes cast and (b) with respect to the Concurrent Stock Plan Amendment (as defined in Section 5.12) the affirmative vote of a majority of the voting shares of Concurrent Common Stock in a separate vote). The execution, delivery and performance of this Agreement and the Ancillary Agreements by Concurrent and the consummation by Concurrent of the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Concurrent and no other corporate proceedings on the part of Concurrent are necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby (other than, with respect to the issuance of shares of Concurrent Common Stock and Preferred Consideration pursuant to the transactions contemplated by this Agreement (including Common Stock issuable upon the conversion of the Preferred Stock Consideration or any debentures for which such consideration is exchangeable pursuant to its terms) and the Ancillary Agreements, the approval of the holders of Concurrent Common Stock required for such issuance by the affirmative vote of a majority of the total votes cast). This Agreement and the Ancillary Agreements have been duly executed and delivered by Concurrent and, assuming this Agreement and the Ancillary Agreements constitute valid and binding obligations of Harris, consti-tute valid and binding obligations of Concurrent, enforceable against Concurrent in accordance with their respective terms.

       Section 5.4  Consents and Approvals; No Violations.

       (a) Except as set forth on Schedule 5.4(a) hereto, and except for filings, permits, authorizations, notices, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, the HSR Act, the FBCA, certain state takeover statutes or state securities or blue sky laws, neither the execution, delivery or performance of this Agreement and the Ancillary Agreements by Concurrent nor the consummation by Concurrent of the transactions contemplated hereby and thereby and compliance by Concurrent with any of the provisions hereof and thereof will (i) conflict with or result in any breach of any provision of the respective certificates of incorporation or by-laws or comparable organizational documents of Concurrent or any Subsidiary of Concurrent, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not prevent or delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements in any material respect and would not, individually or in the aggregate, have a Material Adverse Effect on Concurrent and its Subsidiaries taken as a whole), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of any lien or other encumbrance on any property or asset of Concurrent or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Concurrent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Concurrent or any of its Subsidiaries or by which any property or asset of Concurrent or any of its Subsidiaries is bound or affected, except, in the case of clauses (iii) and
(iv), for violations, breaches, defaults or other occurrences which would not prevent or delay consummation of this Agreement and the Ancillary Agreements or the transactions contemplated hereby or thereby in any material respect and would not, individually or in the aggregate, have a Material Adverse Effect on Concurrent and its Subsidiaries taken as a whole.

       (b) Except as disclosed in the Concurrent SEC Documents (as defined in Section 5.5) or on Schedule 5.4(b) hereto, neither Concurrent nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to Concurrent or any of its Subsidiaries or by which any of them or any of their properties or assets may be bound or (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Concurrent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, except for any such conflicts, defaults or violations which have not had and are not likely to have a Material Adverse Effect on Concurrent and its Subsidiaries taken as a whole.

       Section 5.5 SEC Reports and Financial Statements. Concurrent has filed with the SEC, and has heretofore made available to Harris true and complete copies of all forms, reports and other documents required to be filed by it since June 30, 1995 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Concurrent SEC Documents"). The Concurrent SEC Documents, including without limitation any financial statements or schedules included therein, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be. The financial statements of Concurrent included in the Concurrent SEC Documents complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted on Concurrent's Form 10-Q as filed with the SEC under the Exchange Act) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments which will not be material in amount or effect) the consolidated financial position of Concurrent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as reflected, reserved against or otherwise disclosed in the financial statements of Concurrent included in the Concurrent SEC Documents or as disclosed on Schedule 5.5 hereto, neither Concurrent nor any of its Subsidiaries has any liabilities or obligations (absolute, accrued, fixed, contingent or otherwise) material to Concurrent and its Subsidiaries taken as a whole that would be required to be reflected on, or reserved against in, a balance sheet of Concurrent or the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied.

       Section 5.6 Information in Disclosure Documents. None of the information supplied or to be supplied by Concurrent in writing specifically for inclusion or incorporation by reference the Proxy Statement will, at the time the Proxy Statement is filed with the SEC, at the time such Proxy Statement is mailed to stockholders of Concurrent and Harris, at the times of the meetings of stockholders of Concurrent and Harris to be held in connection with the transactions contemplated by this Agreement and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will, when filed with the SEC, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Concurrent with respect to statements made therein based on information supplied by Harris in writing specifically for inclusion in the Proxy Statement.

       Section 5.7 Litigation. Except as disclosed in the Concurrent
SEC Documents or on Schedule 5.7 hereto, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of Concurrent, threatened, against Concurrent or any of its Subsidiaries before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Concurrent and its Subsidiaries taken as a whole or a Material Adverse Effect on the ability of Concurrent to consummate the transactions contemplated by this Agreement. Except as disclosed in the Concurrent SEC Documents or on
Schedule 5.7 hereto, neither Concurrent nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would in the future have a Material Adverse Effect on Concurrent and its Subsidiaries taken as a whole or a Material Adverse Effect on the ability of Concurrent to consummate the transactions contemplated by this Agreement. Concurrent has, in accordance with GAAP, made adequate provision in its financial statements for the payment of losses arising out of suits, claims, actions, proceedings or investigations disclosed in the Concurrent SEC Documents or on Schedule 5.7 and such provision has continued to be adequate.

       Section 5.8 Absence of Certain Changes. Except as disclosed in the Concurrent SEC Documents or on Schedule 5.8 hereto, since June 30, 1995, Concurrent has conducted its business in the ordinary course of such business and there has not been any (a) material adverse change in Concurrent and its Subsidiaries taken as a whole (b) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or (c) any material change in its accounting principles, practices or methods.

       Section 5.9 Opinion of Financial Advisor. Concurrent has received the opinion of Berenson Minella & Company, its financial advisor, to the effect that, as of the date of this Agreement, the purchase of the Assets and the Purchased Harris Shares for the Common Stock Consideration and the Preferred Stock Consideration and the Assumed Liabilities, taken as a whole, are fair to the stockholders of Concurrent from a financial point of view.

       Section 5.10 Rights Agreement. Concurrent shall take all necessary and appropriate actions such that (a) Harris will not become an "Acquiring Person", (b) no "Stock Acquisition Date", "Distribution Date" or "Triggering Event" (as such terms are defined in Concurrent Rights Agreement) will occur and (c) Concurrent Stockholders will not become entitled to receive any right or benefit under the Concurrent Rights Agreement as a result of the approval, execution or delivery of this Agreement by Concurrent, or the consummation of the transactions contemplated hereby.

       Section 5.11      Tax Matters.

       (a)  Concurrent and each of its Subsidiaries
has duly filed all, or as of the Closing Date will have filed, all Tax Returns required to be filed by it or its Subsidiaries on or before the Closing Date, and such Tax Returns are or will be true, correct and complete in all material respects. Concurrent and its Subsidiaries have duly paid, caused to be paid or made adequate provision in the Concurrent SEC Documents in accordance with GAAP for the payment of all Taxes required to be paid in respect of all periods covered by such Tax Returns. Concurrent has made adequate provision in accordance with GAAP for payment of all Taxes anticipated to be payable in respect of all taxable periods or portions thereof ending on or before the Closing Date since the periods covered by such Tax Returns.

             (b) (i) The reserves for Taxes (except for deferred Taxes) reflected in the Concurrent SEC Documents are sufficient for the payment of all unpaid Taxes (whether or not currently disputed) accrued through the date thereof. Since June 30, 1995, neither Concurrent nor its Subsidiaries incurred any material liability for Taxes other than in the ordinary course of business consistent with past practice. Concurrent and its Subsidiaries are registered to do business in the states and localities set forth on Schedule 5.11(b)(i) hereto, and Concurrent or its Subsidiaries file all required Tax Returns in such states and localities. Except as set forth on Schedule 5.11(b)(i) hereto, there are no liens for Taxes upon the assets of Concurrent or its Subsidiaries except for statutory liens for current Taxes not yet due.

             (ii) The Tax Returns required to be filed by Concurrent have been examined by the IRS or other appropriate taxing authority for all taxable years as set forth on Schedule 5.11(b)(ii) hereto. Except as set forth on Schedule 5.11(b)(ii) hereto, all deficiencies and assessments asserted as a result of such examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the Concurrent SEC Documents in accordance with GAAP, and no issue or claim has been asserted for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency which would have a Material Adverse Effect on Concurrent and its Subsidiaries taken as a whole, other than those heretofore paid or provided for. Except as disclosed on Schedule 5.11(b)(ii) hereto, no issue has been raised during the past five years by any federal, state, local or foreign taxing authority which, if raised with regard to any other period not so examined, could reasonably be expected to result in a proposed deficiency for any other period not so examined.

             (c) (i) Except as set forth on Schedule 5.11(c) hereto, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of Concurrent or its Subsidiaries. Except as set forth on Schedule 5.11(c) hereto, neither Concurrent nor any of its Subsidiaries (x) has been a member of a group filing consolidated returns for federal income tax purposes, or (y) is a party to a tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect. Except as set forth on Schedule 5.11(c) hereto, no power of attorney has been executed by, or on behalf of Concurrent or its Subsidiaries with respect to any matter relating to Taxes which is currently in force.

             (ii) Neither Concurrent nor any of its Subsidiaries have filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(2) of the Code) owned by Concurrent or any of its Subsidiaries.

       Section 5.12 Vote Required. The only votes of the holders of any class or series of Concurrent's capital stock necessary to approve the transactions contemplated hereby are the affirmative vote of a majority of
(i) the total votes cast by the holders of Concurrent Common Stock with respect to the issuance of Concurrent Common Stock pursuant to the transactions contemplated by this Agreement and (ii) the voting shares of Concurrent Common Stock, in a separate vote, with respect to an amendment to the Concurrent Stock Plan (the "Concurrent Stock Plan Amendment") to increase the number of shares of Concurrent Common Stock available for issuance under the Concurrent Stock Plan to 8,000,000 shares of Concurrent Common Stock.

       Section 5.13      Employee Benefit Plans; ERISA.

       (a) Schedule 5.13(a) contains a true and com-plete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medi-cal, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Concurrent or by any trade or business, whether or not incorporated (a "Concurrent ERISA Affiliate"), that together with Concurrent would be deemed a "single employer" within the meaning of section 4001 of ERISA, for the benefit of any employee or terminated employee of Concurrent or any Concurrent ERISA Affiliate (the "Concurrent Plans"). Schedule 5.13(a) identifies each of Concurrent Plans that is an "employee benefit plan," as that term is defined in section 3(3) of ERISA (the "Concurrent ERISA Plans").

       (b) With respect to each Concurrent Plan, Concurrent has heretofore delivered to Harris true and complete copies of each of the following documents:

             (i)  a copy thereof;

             (ii)  a copy of the most recent annual re-
 port and actuarial report, if required under ERISA and the most recent report prepared with respect thereto in accordance with Statement of Financial
 Accounting Standards No. 87, Employer's Accounting for Pensions;

             (iii) a copy of the most recent Summary Concurrent Plan Description required under ERISA with respect thereto; and

             (iv) if Concurrent Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof.

       (c) Neither Concurrent nor any Concurrent ERISA Affiliate maintains or has ever maintained an ERISA Plan subject to Title IV of ERISA.

       (d) No Concurrent ERISA Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Concurrent ERISA Plan a plan described in section 4063(a) of ERISA.

       (e) Each Concurrent Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

       (f) To the best knowledge of Concurrent, each Concurrent ERISA
Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code.

       (g) No amounts payable under the Concurrent Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

       (h) No Concurrent Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of Concurrent or any Concurrent ERISA Affiliate beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law or (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA).

       (i) There are no pending, threatened or anticipated claims by or on behalf of any Concurrent Plan, by any employee or beneficiary covered under any such Concurrent Plan, or otherwise involving any such Concurrent Plan (other than routine claims for benefits).

       (j) At the Closing Date, Concurrent shall take all actions to cause all Concurrent Options then outstanding under the Concurrent Stock Plan to become fully vested and exercisable.

       (k) As of the Closing Date, full payment will have been made or accrued in accordance with GAAP, and to the extent applicable, section 412 of the Code of all amounts required to be paid under the terms of each of the Concurrent Plans.

       Section 5.14 Major Contracts. Except as disclosed in Concurrent SEC Documents or as set forth on Schedule 5.14 hereto, neither Concurrent nor any of its Subsidiaries is a party to or subject to:

       (a) Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons;

       (b) Any existing OEM agreement, distribution agreement, volume purchase agreement, or other similar agreement in which the annual amount involved in 1995 exceeded or is expected to exceed in fiscal 1996 $500,000 in aggregate amount or pursuant to which Concurrent has granted or received exclusive marketing rights related to any product, group of products or territory;

       (c) Any material license agreement, either as licensor or licensee (excluding nonexclusive software licenses granted to customers or end-users in the ordinary course of business) involving the payment of at least $250,000; or

       (d) Any contract containing covenants purporting to limit
Concurrent's freedom or that of any of its Subsidiaries in any line of business in any geographic area.

       Section 5.15 Interests of Officers and Directors. Except as disclosed on Schedule 5.15 hereto, no officer or director of Concurrent or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to Concurrent or any of its Subsidiaries any goods, property, technology or intellectual or other property rights or services; (b) any contract or agreement to which Concurrent or any of its Subsidiaries is a party or by which it may be bound or affected; or (c) any property, real or personal, tangible or intangible, used in its business or that of its Subsidiaries, including any interest in the Concurrent Intellectual Property Rights (as defined in Section 5.16(a) except for rights as a stockholder, and except for rights under any Concurrent Plan.

       Section 5.16      Intellectual Property.

       (a) Concurrent owns, or is licensed or other-wise entitled to exercise, without restriction, all rights in and to, all domestic and foreign patents, trademarks, trade names, service marks, copyrights, mask works, trade secrets and other intellectual property rights, and any applications, registrations, certificates and/or Letters Patent therefor, and all net lists, schematics, sketches, drawings, notebooks, reports, memoranda, prints, drafts, worksheets, and any other writings, methods and practices, business information, procedures, technology, source code, know-how, computer software programs and all other tangible and intangible information or material and all goodwill associated with any of the foregoing including goodwill in respect of trademarks, that are used in or necessary for the conduct of the business of Concurrent and its Subsidiaries as currently conducted or as currently proposed to be conducted (collectively, the "Concurrent Intellectual Property Rights").

       (b) Schedule 5.16(b) hereto is a complete and accurate list of all domestic and foreign patents, registered copyrights, unregistered copyrightable subject matter; trade names, registered and unregistered trademarks and service marks, and other company, product or service identifiers; mask work rights; and any applications, registrations or grants thereof or therefor, included in the Concurrent Intellectual Property Rights.

 For each item listed thereon, Schedule 5.16(b) hereto identifies the owner thereof and, if the owner is not Concurrent or any of its Subsidiaries, the means by which Concurrent or any of its Subsidiaries obtains rights thereto.

       (c) Concurrent has provided to Harris a copy of Concurrent's proprietary Product Information Book, dated November 1994, which identifies all of Concurrent's currently marketed products. No such products are the subject of certificates of copyright issued by the United States Copyright Office, and any similar office or agency of any foreign country or jurisdiction, and/or are the subject of applications for patent or original Letters Patent in the United States or any foreign country or jurisdiction.

       (d) Neither Concurrent nor any of its Subsidiaries is, or as a result of the execution and delivery of this Agreement or the performance of Concurrent's obligations hereunder will be, in violation of, or lose any rights pursuant to any license, sublicense or agreement described in the Concurrent Disclosure Schedule.

       (e) Concurrent or one of its Subsidiaries is the owner or licensee of the Concurrent Intellectual Property Rights, with all necessary right, title and interest in and to the same free and clear of any liens, encumbrances or security interests. Except as set forth on Schedule 5.16(e) hereto, Concurrent is not contractually obligated to pay any compensation to any third party, in an amount in excess of $250,000 in respect to the use of any of the Concurrent Intellectual Property Rights or the material covered thereby in connection with the services or products being manufactured and/or used and/or sold by Concurrent.

       (f) No claims with respect to Concurrent Intellectual Property Rights have been asserted or, to the best knowledge of Concurrent, after reasonable investigation, are threatened by any person. Concurrent knows of no claims (i) to the effect that the manufacture, offer for sale, sale or use of any product as now used or offered by Concurrent or any Subsidiary of Concurrent, or the use thereof by any customer or licensee of Concurrent infringes any copyright, patent, trademark or service mark, or violates any trade secret rights, or other intellectual property rights of any third party, or (ii) challenging the ownership or validity of any of the Concurrent Intellectual Property Rights.

       (g) To the best knowledge of Concurrent, all patents and registered trademarks, service marks, copyrights and patents held by Concurrent are valid and subsisting.

       (h) To the best knowledge of Concurrent, there has not been and there is not now any material unauthorized use, infringement or misappropriation of any of the Concurrent Intellectual Property Rights by any third party, including, without limitation, any employee or former employee of Concurrent or any of its Subsidiaries; neither Concurrent nor any of its Subsidiaries has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or other intellectual property rights and which has not been finally terminated prior to the date hereof; there are no such charges or claims outstanding; and to the best knowledge of Concurrent neither Concurrent nor any of its Subsidiaries has any infringement liability with respect to any patent, trademark, service mark, copyright or other intellectual property right of another.

       (i) No Concurrent Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing or other disposition thereof by Concurrent or any of its Subsidiaries. Neither Concurrent nor any of its Subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Concurrent Intellectual Property Right. Neither Concurrent nor any of its Subsidiaries has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Concurrent Intellectual Property Right.

       (j) Concurrent and its Subsidiaries have the exclusive right to file, prosecute and maintain all applications, certificates, registrations and Letters Patent with respect to the Concurrent Intellectual Property Rights owned by Concurrent or its Subsidiaries. Concurrent or any of its Subsidiaries is listed in the records of the appropriate agency as the sole owner of record for each registration, grant Letters Patent and application listed on Schedule 5.16(b) hereto as owned by Concurrent or any of its Subsidiaries. All registration and maintenance fees that have become due and payable with respect of such Concurrent Intellectual Property Rights have been paid.

       (k) To the best knowledge of Concurrent, no act has been done, or omitted to be done, by Concurrent or any of its Subsidiaries to impair or dedicate to the public or to entitle any governmental authority to cancel, forfeit, modify or hold abandoned any of the Concurrent
Intellectual Property Rights.

       (l) Concurrent and its Subsidiaries, with respect to all Concurrent Intellectual Property Rights owned and/or developed thereby, have taken or caused to be taken all reasonable steps to obtain and retain valid and enforceable intellectual property rights therein, including, without limitation, the use of non-disclosure agreements adequate to protect the proprietary nature of any confidential information disclosed by Concurrent or any of its Subsidiaries to third parties.

       (m) Schedule 5.16(m) hereto sets forth a complete and accurate list of all licenses, assignments and other agreements pursuant to which Concurrent, or any of its Subsidiaries, grants rights to any third party in and to any of the Concurrent Intellectual Property Rights.

       (n) To the best knowledge of Concurrent, the components of all software, hardware and firmware that are material to the business of Concurrent and are used or currently proposed to be used in or necessary for the conduct of the business of Concurrent and its Subsidiaries as currently conducted or as currently proposed to be conducted are (i) owned by Concurrent or any of its Subsidiaries, or (ii) currently in the public domain or otherwise available to Concurrent or any of its Subsidiaries without the approval or consent of any third party, or (iii) used by Concurrent or any of its Subsidiaries, or included in any of their products, pursuant to rights granted to Concurrent or any of its Subsidiaries pursuant to a written license or lease from a third party.

       Section 5.17 Questionable Payments. Neither Concurrent nor any of its Subsidiaries nor to its best knowledge any director, officer or other employee of Concurrent or any of its Subsidiaries has: (a) corruptly made any payments or provided services in the United States or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity in order to obtain or retain business for Concurrent or any of its Subsidiaries in violation of Section 30A of the Exchange Act; or (b) made any political contributions unlawful under the laws of the United States and the foreign country in which such payments were made. Neither Concurrent nor any of its Subsidiaries nor to its best knowledge any director, officer or other employee of Concurrent or any of its Subsidiaries has been the subject of any inquiry or investigation by any Governmental Entity relating to the conduct described above in this
Section 5.17.

       Section 5.18 Insurance. Except as set forth on Schedule 5.18 hereto, Concurrent and each of its Subsidiaries is, and has been continuously since at least July 1, 1995, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by Concurrent and its Subsidiaries during such time period. Except as set forth on Schedule 5.18 hereto, neither Concurrent nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Concurrent or any of its Subsidiaries. The insurance policies of Concurrent and each of its Subsidiaries are valid and enforceable policies in all material respects.

       Section 5.19 No Brokers. Concurrent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Concurrent or Harris to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Concurrent has retained Berenson Minella & Company as its financial advisor, the arrangements with which have been disclosed in writing to Harris prior to the date hereof. Other than the foregoing arrangements other than as disclosed in Section 4.19, Concurrent is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

       Section 5.20      Environmental.

       (a)  Except as set forth on Schedule 5.20(a)
hereto, Concurrent and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws. Except as set forth on
Schedule 5.20(a) hereto, Concurrent has not received any communication (written or oral), whether from a governmental authority, citizen group, employee or otherwise, that alleges that Concurrent is not in such compliance, and, to Concurrent's best knowledge after due inquiry, there are no circumstances that may prevent or interfere with such compliance in the future. Except as set forth on Schedule 5.20(a) hereto, Concurrent has not received in the past five years any written request for information from a governmental authority concerning or relating to the treatment, transportation or disposal of any Materials of Environmental Concern. Except as set forth on Schedule 5.20(a) hereto: Concurrent has acquired all necessary permits, licenses, approvals and other governmental authorizations necessary to operate in compliance with all applicable Environmental Laws; such permits, licenses, approvals and authorizations are currently valid; and Concurrent is in compliance in all material respects with such permits, licenses, approvals and authorizations. To Concurrent's best knowledge, after due inquiry, there are no circumstances that may prevent or interfere with the renewal of the permits, licenses, approvals and other governmental authorizations held by Concurrent pursuant to Environmental Laws.

       (b) Except as set forth on Schedule 5.20(b) hereto, there has been in the last five years and there is no Environmental Claim pending or threatened against Concurrent or, to Concurrent's best knowledge after due inquiry, against any person or entity whose liability for any Environmental Claim Concurrent has or may have retained or assumed either contractually or by operation of law.

       (c) Except as set forth on Schedule 5.20(c) hereto, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against Concurrent or, to Concurrent's best knowledge after due inquiry, against any person or entity whose liability for any Environmental Claim Concurrent has or may have retained or assumed either contractually or by operation of law.

       Section 5.21 Investment Purpose. Concurrent will acquire the shares of Harris Common Stock to be issued pursuant to this Agreement and the transactions contemplated hereby for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, except pursuant to an effective registration statement under the Securities Act and all applicable state securities laws or pursuant to an exemption from the Securities Act and all applicable state securities laws confirmed by an opinion of counsel satisfactory to Harris the expense for which shall be borne by Concurrent.

       Section 5.22 Applicability of Certain Laws. The provisions of
Section 203 ("Business Combinations with Interested Stockholders") and
Section 262 ("Appraisal Rights"), respectively, of the Delaware General Corporation Law (the "DGCL") will not apply to this Agreement or any of the transactions contemplated hereby.

       Section 5.23 Product Returns; Warranties. There are no liabilities for product returns, warranty obligations and product services other than those arising in the ordinary course of business, consistent with Concurrent's historical practice and in accordance with normal industry standards. Concurrent has no knowledge of any threatened claims for any extraordinary (i) product returns, (ii) warranty obligations or
(iii) product services, reserved or otherwise. Concurrent has made adequate provision in the latest Concurrent SEC Document for product returns and warranty obligations in accordance with GAAP.

                        ARTICLE VI

                         COVENANTS

       Section 6.1 Conduct of Business of Harris. Except as contemplated by this Agreement (including Schedule 6.1 hereto) and the Ancillary Agreements or with the prior written consent of Concurrent, during the period from the date of this Agreement to the Closing Date, Harris will, and will cause each of its Subsidiaries to, use all reasonable efforts, to conduct the Business only in the ordinary course and consistent with prior practice, to use Best Efforts to maintain, keep and preserve the Assets and the assets of the Transferred Subsidiaries in operating condition and repair and maintain or, if necessary, replace insurance thereon in accordance with present practices, to preserve intact the present organization of the Business, keep available the services of its present officers and employees and preserve its relationships with licensors, licensees, customers, suppliers, employees and any others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise provided in or contemplated by this Agreement (including Schedule 6.1 hereto) or the Ancillary Agreements, Harris will not, and will not permit any of its Subsidiaries to, prior to the Closing Date, without the prior written consent of Concurrent:

       (a) adopt any amendment to its charter or by-laws or comparable organizational documents or to the Harris Rights Agreement;

       (b) except for issuances of capital stock of any of the Transferred Subsidiaries to Harris or to another Transferred Subsidiary of Harris, issue, reissue, sell, deliver or pledge or authorize or propose the issuance, reissuance, sale, delivery or pledge of additional shares of capital stock of any class or any securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance of shares of Harris Common Stock upon the exercise of stock options or stock grants pursuant to the Harris Stock Plan outstanding on or prior to the Closing Date in accordance with the terms of the agreements under which they are issued;

       (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock, except that any Transferred Subsidiary may pay dividends to Harris or any of the other Transferred Subsidiaries;

       (d) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

       (e) (i) incur, assume or pre-pay any long-term debt or incur or assume any short-term debt, except that Harris and its Subsidiaries may incur or pre-pay debt in the ordinary course of business consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, or (iii) make any loans, advances or capital contributions to, or investments in, any other person, except Transferred Subsidiaries of Harris and except in the ordinary course of business consistent with past practice;

       (f) except for increases in salary, wages and benefits of employees of Harris or its Subsidiaries (other than executive or corporate officers of Harris) in accordance with past practice and except for increases in salary, wages and benefits granted to employees of Harris or its Subsidiaries (other than executive or corporate officers of Harris) in conjunction with promotions or other changes in job status consistent with past practice or required under existing agreements increase the com-pensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from Harris or any of its Subsidiaries), or pay any benefit not required by any existing plan or arrangement or grant any severance or termination pay to (except pursuant to existing agreements or policies as set forth on Schedule 4.12(a) hereto), or enter into any employment or severance agreement with, any director, officer or other key employee of Harris or any of the Transferred Subsidiaries or establish, adopt, enter into, terminate or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except to the extent such termina-tion or amendment is required by applicable law; provided, however, that nothing herein shall be deemed to prohibit the payment of benefits as they become payable; provided, further, however that Harris shall be permitted to take action so that at the Closing Date, each stock option issued and outstanding at the date hereof under the Harris Stock Plan will be fully vested and exercisable;

       (g) other than as may be required by law to consummate the transactions contemplated hereby, acquire, sell, lease, transfer or dispose of any assets or securities which are material to Harris and its Subsidiaries taken as a whole, or enter into any commitment to do any of the foregoing;

       (h) settle any material tax liability or make any material tax election; or

       (i) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect or which would result in any of the conditions set forth in Article VIII not being satisfied.

       Section 6.2 Conduct of Business of Concurrent. Except as contemplated by this Agreement and the Ancillary Agreements or with the prior written consent of Harris, during the period from the date of this Agreement to the Closing Date, Concurrent will, and will cause each of its Subsidiaries to, conduct its operations only in the ordinary and usual course of business consistent with past practice and will use all reasonable efforts, and will cause each of its Subsidiaries to use all reasonable efforts, to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with licensors, licensees, customers, suppliers, employees and any others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise provided in or contemplated by this Agreement or the Ancillary Agreements, Concurrent will not, and will not permit any of the Subsidiaries to, prior to the Closing Date, without the prior written consent of Harris:

       (a) adopt any amendment to its charter or by-laws or comparable organizational documents or to the Concurrent Rights Agreement;

       (b) except for (i) issuances of capital stock of Concurrent's Subsidiaries to Concurrent or a wholly owned Subsidiary of Concurrent, or
(ii) issuances of capital stock of Concurrent to employees of Concurrent who become, at or after the Closing Date, entitled to severance under Concurrent's existing severance contracts and policies in lieu of an equivalent cash payment under such contracts and policies, issue, reissue, sell, deliver or pledge or authorize or propose the issuance, reissuance, sale, delivery or pledge of additional shares of capital stock of any class or any securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance of shares of Concurrent Common Stock upon the exercise of stock options or stock grants pursuant to the Concurrent Stock Plan outstanding on or prior to the Closing Date in accordance with the terms of the Agreements under which they are issued;

       (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock, except that any wholly owned Subsidiary of Concurrent may pay dividends to Concurrent or any of Concurrent's wholly owned Subsidiaries;

       (d) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

       (e) (i) incur, assume or pre-pay any long-term debt or incur or assume any short-term debt, except that Concurrent and its Subsidiaries may incur or pre-pay debt in the ordinary course of business consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, or
(iii) make any loans, advances or capital contributions to, or investments in, any other person, except Subsidiaries of Concurrent and except in the ordinary course of business consistent with past practice;

       (f) except for increases in salary, wages and benefits of employees of Concurrent or its Subsidiaries (other than executive or corporate officers of Concurrent) in accordance with past practice and except for increases in salary, wages and benefits granted to employees of Concurrent or its Subsidiaries (other than executive or corporate officers of Concurrent) in conjunction with promotions or other changes in job status consistent with past practice or required under existing agreements, increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from Concurrent or any of its Subsidiaries), or pay any benefit not required by any existing plan or arrangement or grant any severance or termination pay to (except pursuant to existing agreements or policies as set forth on Schedule 5.13(a) hereto), or enter into any employment or severance agreement with, any director, officer or other key employee of Concurrent or any of its Subsidiaries or establish, adopt, enter into, terminate or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, welfare, deferred compensa-tion, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except to the extent such termination or amendment is required by applicable law; provided, however, that nothing herein shall be deemed to prohibit the payment of benefits as they become payable; provided, further, however, that Concurrent shall be permitted to take action so that at the Closing Date, each stock option issued and outstanding at such time under the Concurrent Stock Plan will become fully vested and exercisable (it being understood and agreed that the transactions contemplated hereby will be deemed to be a change in control for purposes of such plan and the option agreements entered into thereunder); provided, further, that nothing herein shall prevent Concurrent or any of its Subsidiaries from instituting retention and/or severance arrangements with employees of Concurrent or any of its Subsidiaries, for the purpose of encouraging employees to remain with Concurrent until the Closing Date subject to (i) Concurrent consulting with Harris prior to implementing any such retention and/or severance arrangement and (ii) a ceiling of $2,000,000 on the aggregate dollar amount which may be paid or pursuant to which the obligation may be incurred between November 5, 1995 and the Closing Date pursuant to all such reten-tion and/or severance arrangements.

       (g) other than as may be required by law to consummate the transactions contemplated hereby, acquire, sell, lease, transfer or dispose of any assets or securities which are material to Concurrent and its Subsidiaries taken as a whole, or enter into any commitment to do any of the foregoing;

       (h) settle any material tax liability or make any material tax election; or

       (i) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect or which would result in any of the conditions set forth in Article VIII not being satisfied.

       Section 6.3       Best Efforts.  Subject to the
terms and conditions of this Agreement, each of the par-ties hereto agrees to use its Best Efforts (as defined herein) to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including (a) the prompt preparation and filing with the SEC of the Proxy Statement, (b) such actions as may be required to have the Proxy Statement cleared by the SEC, in each case as promptly as practicable, including by consulting with each other as to, and responding promptly to, any SEC comments with respect thereto, and (c) such actions as may be required to be taken under applicable state securities or blue sky laws in connection with the issuance of the Purchased Harris Shares and shares of Concurrent Common Stock and Concurrent Preferred Stock contemplated hereby or the Ancillary Agreements. As used in this Agreement, the term "Best Efforts" means all such efforts as may be taken in a commercially reasonable manner. It shall be a condition to the mailing of the Proxy Statement to the stockholders of Concurrent and Harris that (a) Concurrent shall have received an opinion from Berenson Minella & Company, dated the date of the Proxy Statement, to the effect that, as of the date thereof, the purchase of the Assets and the Purchased Harris Shares for the Common Stock Consideration and the Preferred Stock Consideration and the Assumed Liabilities, taken as a whole, are fair to the stockholders of Concurrent from a financial point of view and (b) Harris shall have received an opinion from Bear, Stearns & Co. Inc., dated the date of the Proxy Statement, to the effect that, as of the date thereof, and the transactions contemplated hereby are fair, from a financial point of view, to the stockholders of Harris. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby. In addition, if at any time prior to the Closing Date any event or circumstance relating to either Harris or any of the Transferred Subsidiaries of Concurrent or any of its Subsidiaries, or any of their respective officers or directors, should be discovered by Harris or Concurrent, as the case may be, and which should be set forth in an amendment or supplement to the Proxy Statement, the discovering party shall promptly inform the other party of such event or circumstance.

       Section 6.4 Registration Rights. Each of Harris and Concurrent shall prepare and file as promptly as practicable after the date hereof, and shall cause to become effective on the Closing Date, a registration statement on Form S-3 (or if either Concurrent or Harris is not eligible to use Form S-3 on such other form as Concurrent or Harris may use) (each, an "S-3 Registration Statement" and collectively, the "S-3 Registration State-ments"), in compliance with the Securities Act relating to the sale by the other party hereto and its permitted pledgees of the registrant's shares of common stock (and, in the case of Concurrent, the common stock issuable upon conversion of the Preferred Stock Consideration or the Debentures) issued in accordance with the terms of this Agreement and the Share Holding Agreement. Each of Harris and Concurrent shall indemnify the other in connection with the S-3 Registration Statements in accordance with the provisions set forth in the Share Holding Agreement. Each of Harris and Concurrent shall also cause the shares of common stock issued by it to the other party to be approved for inclusion on the NASDAQ/NMS on the effective date of the applicable Registration Statement, subject to official notice of issuance.

       Section 6.5 Occurrence of Closing Prior to or Following the Reference Date. In the event the Closing occurs prior to the Reference Date, Concurrent shall operate the Business only in the ordinary course consistent with past practice between the Closing and the Reference Date. In the event the Closing occurs after the Reference Date, without limiting the provisions of Section 6.6 below, Harris shall provide to Concurrent on a weekly basis information with respect to the status of the net current assets, except inventory and current liabilities which will be provided on a monthly basis.

       Section 6.6 Access to Information. Upon reasonable notice,
Harris and Concurrent shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Closing Date, to all its properties, facilities, books, contracts, commitments and records and other information and, during such period, each of Harris and Concurrent shall (and shall cause each of their respective Subsidiaries to) (a) furnish promptly to the other a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws, (b) furnish promptly to the other all other information concerning the Business, properties and personnel as such other party may reasonably request, (c) make available to the other all its environmental sampling, assessment, remediation reports, studies and any other document and all its permits, licenses, approvals and other governmental authorizations referenced in Schedules to Section 4.20 or
Section 5.20 of this Agreement, and (d) afford access to the other to all its employees and outside environmental consultants who have conducted or assisted in preparing environmental sampling, assessment or remediation studies. Neither party nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence in accordance with the terms of Section 1 of that certain letter agreement, dated September 28, 1995, between Concurrent and Harris (the "Confidentiality Agreement"), and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party in the manner contemplated by the Confidentiality Agreement.

       Section 6.7 Stockholders Meetings. Harris and Concurrent each shall call a meeting of its stockholders for the purpose of voting, in the case of Harris, upon (a) the sale of the Business (including the Assets and the Transferred Subsidiaries) and (b) an amendment to the Harris Stock Plan to increase the number of shares of Harris Common Stock reserved and available for distribution under the Harris Stock Plan in accordance with
Section 4.11, and, in the case of Concurrent, upon (x) the issuance of shares of Concurrent Common Stock pursuant to this Agreement and (y) an amendment to the Concurrent Stock Plan to increase the number of shares of Concurrent Common Stock reserved and available for distribution under the Concurrent Stock Plan in accordance with Section 5.12. Harris and Concurrent will, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters and will coordinate and cooperate with respect to the timing of such Stockholders Meetings and shall use their Best Efforts to hold such Stockholders Meetings on the same day and as soon as practicable after the date hereof; provided, however, that nothing contained in this Section 6.7 shall require the Board of Directors of Harris or Concurrent to take any action or refrain from taking any action in violation of its fiduciary duties. In addition, Concurrent may seek approval from its shareholders at the Concurrent Stockholders Meeting, if required by applicable law or the rules and regulations of NASDAQ; for a reverse stock split at or following the Closing Date; provided, however, that the transactions contemplated by this Agreement shall not be conditioned on approval of any such reverse stock split proposal.

       Section 6.8       No Solicitation.

       (a)  Except as provided in Section 6.8(b),
Schedule 6.1 or otherwise agreed to by the parties hereto, until the termination of this Agreement pursuant to Article IX, Harris and Concurrent will not, nor will either of them permit its officers, directors, affiliates, representatives or agents, directly or indirectly, to do any of the following:

             (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction (other than the transactions contemplated by this Agreement and the Ancillary Agreements) involving any disposition or other change of ownership of a substantial portion of (x) Harris's or Concurrent's or their respective Subsidiaries' capital stock or assets or (y) the Business (an "Acquisition Transaction");

             (ii) facilitate, encourage, solicit or initiate or in any way engage in any discussion, negotiation or submission of a proposal or offer in respect of an Acquisition Transaction;

             (iii) furnish or cause to be furnished to any corporation, partnership, individual or other entity or group (other than the other party and its representatives) (a "Person") any information concerning the business, operations, properties or assets of Harris or Concurrent in connection with an Acquisition
 Transaction; or

             (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

       Harris and Concurrent will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with regard to an Acquisition Transaction and will take the necessary steps to inform such Persons of the obligations undertaken in this Section 6.8. Each party will inform the other party by telephone within 24 hours of its receipt of any proposal or bid (including the terms thereof and the Person making such proposal or bid) in respect of any Acquisition Transaction.

       (b) Notwithstanding anything else contained in this Section
6.8, either party may engage in discussions or negotiations with, and may furnish information to, a third party who, or representatives of a third party who, makes a written, bona fide proposal with respect to an Acquisition Transaction that is reasonably capable of being consummated and, as determined in good faith by its Board of Directors after consultation with its financial advisors, is more favorable to such party's stockholders than the transactions contemplated hereby, provided that the Board of Directors of such party shall have determined in good faith on the basis of the advice of outside counsel that failure to take such action creates a substantial risk that the Board of Directors would fail to comply with its fiduciary duties under applicable law. Nothing in this Section 6.8 shall (i) permit any party to terminate this Agreement (except as specifically provided in Article IX hereof), (ii) permit any party to enter into any agreement with respect to an Acquisition Transaction during the term of this Agreement (it being agreed that during the term of this Agreement, no party shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Transaction (other than a confidentiality agreement in customary form)), or (iii) affect any other obligation of any party under this Agreement.

       Section 6.9 Brokers or Finders. Each of Concurrent and Harris agree to indemnify and hold the other harmless from and against any claims with respect to any fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its Subsidiary or affiliate.

       Section 6.10 Rights Plan. Harris shall not redeem the Harris
Rights, or amend or terminate the Harris Rights Agreement prior to the Closing Date unless required to do so by order of a court of competent jurisdiction. Concurrent shall not redeem Concurrent Rights or amend (other than in accordance with Section 5.10) or terminate Concurrent Rights Agreements unless required to do so by order of a court of competent jurisdiction.

       Section 6.11 Publicity. The initial press release relating to this Agreement shall be a joint press release and thereafter Harris and Concurrent shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto. With respect to all other press releases during the term of this Agreement, the parties hereto shall use reasonable efforts to consult with each other prior to issuing such press releases.

       Section 6.12 Notification of Certain Matters. Harris shall give prompt notice to Concurrent, and Concurrent shall give prompt notice to Harris, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure of Harris or Concurrent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

       Section 6.13      Management and Corporate Gover-
nance Matters.

       (a) Composition of Concurrent's Board of Directors. The Board of Directors of Concurrent shall take action to cause the number of directors comprising the full board of directors of Concurrent to be nine persons, three of whom shall be designated by Harris prior to the Closing Date ("Original Harris Designees") and six of whom shall be designees of Concurrent. If any Original Harris Designee shall decline or be unable to serve, Harris shall designate a person to serve in such person's stead (the Original Harris Designees together with any alternate or alternates selected in accordance with this sentence are herein referred to as the "Harris Designees"). From and after the Closing Date until at least September 30, 1997, unless a majority of Harris Designees then serving as Concurrent directors shall consent to a waiver of this Section 6.13(a), Concurrent shall maintain a Board of Directors consisting of no more than nine directors, three of whom shall be Harris Designees.

       (b) Composition of Harris' Board of Directors. The Board of Directors of Harris shall take action to cause the number of directors comprising the full board of directors of Harris to be not more than seven persons, one of whom shall be designated by Concurrent prior to the Closing Date ("Original Concurrent Designee") and six of whom shall be designees of Harris. If the Original Concurrent Designee shall decline or be unable to serve, Concurrent shall designate a person to serve in such person's stead (the Original Concurrent Designee together with any alternate selected in accordance with this sentence are herein referred to as the "Concurrent Designees"). From and after the Closing Date until at least September 30, 1997, Harris shall maintain a Board of Directors consisting of no more than seven directors, one of whom shall be a Concurrent Designee.

       (c) Chief Executive Officers of Harris. Harris shall use its
Best Efforts to cause E. Courtney Siegel to resign as a director, President and Chief Executive Officer of Harris effective as of the Closing. Harris will keep Concurrent reasonably informed of the status of the search for a new chief executive officer of Harris and will use Best Efforts to find and disclose, if found prior to the mailing of the Proxy Statement or if required by applicable law, the identity of such chief executive officer in the Proxy Statement.

       (d) Designation of Concurrent Officers. Con-current shall cause the election or appointment, effec-tive as of the Closing Date, of E. Courtney Siegel as the President and Chief Executive Officer of Concurrent and
John T. Stihl as the Chairman of the Board of Directors of Concurrent. Mr. Siegel shall be an Original Harris
Designee.

       (e) Increase in Shares Available under Concurrent Stock Plan. Concurrent shall use its Best Efforts to cause the number of shares of Concurrent Common Stock authorized for issuance under the Concurrent Stock Plan to be increased to 8,000,000 such shares (of which approximately 5,000,000 will be available for grant thereunder), including the inclusion of such increase in the matters submitted for a vote of shareholders in the Proxy Statement.

       (f) Increase in Shares Available under Harris Stock Plan.
Harris shall use its Best Efforts to cause the number of shares of Harris Common Stock authorized for issuance under the Harris Stock Plan to be 675,000 such shares (of which approximately 350,000 will be available for grant thereunder), including the inclusion of such increase in the matters submitted for a vote of shareholders in the Proxy Statement.

       (g) Amendment of Concurrent By-laws. At or prior to the Closing Date Concurrent shall amend its Bylaws to provide that the President of Concurrent shall be the exclusive chief executive officer of Concurrent, reporting directly to Concurrent's Board of Directors.

       Section 6.14 Employment Agreements. Concurrent shall cause the amendment to the employment agreement with John T. Stihl, the material terms of which are set forth on Schedule 6.14 hereto, to become effective upon Closing. Prior to or simultaneously with the execution hereof, Concurrent entered into an employment agreement with E. Courtney Siegel, a copy of which is attached hereto as Exhibit D.

       Section 6.15 Expenses. Whether or not the transactions contemplated by this Agreement are consummated but subject to the provisions of Article IX hereto, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by the party incurring such costs and expenses except as expressly provided herein. Notwithstanding the above, (i) the filing fee in connection with the HSR Act filing, the filing fee in connection with the filing of the Proxy Statement with the SEC, the fees and expenses incurred in connection with the preparation of the Audited Balance Sheet and the Net Current Asset Reconciliation, Transfer Taxes (as defined in Section 6.24(b)) with respect to Assets other than the stock of Transferred Subsidiaries, and the expenses incurred in connection with printing and mailing the Proxy Statement, shall be shared equally by Harris and Concurrent and (ii) Transfer Taxes with respect to the transfer of the stock of Trans ferred Subsidiaries shall be borne entirely by Concurrent.

       Section 6.16 IRS Determination Letter. Prior to the Closing
Date, Concurrent shall deliver to Harris a copy of the most recent determination letter received from the Internal Revenue Service with respect to each Concurrent Plan intended to qualify under Section 401 of the Code.

       Section 6.17 Insurance. Harris shall and shall cause its Subsidiaries to use their Best Efforts to maintain the insurance policies referred to in Section 4.18 in full force and effect through the Closing Date. Concurrent shall use its Best Efforts to maintain the insurance policies referred to in Section 5.18 in full force and effect through the Closing Date.

       Section 6.18      Supplemental Disclosure.

       (a) Prior to the Closing, Harris shall have a continuing obligation to notify Concurrent, and Concurrent shall have a continuing obligation to notify Harris, of events, circumstances or discoveries which would be likely to result in any of the representations and warranties in Article IV or Article V hereof, respectively, being inaccurate or incomplete in any respect and supplement or amend the Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. Any amendments or supplements to the Disclosure Schedules after the date hereof and prior to the Closing Date shall be referred to herein as "Supplemental Disclosure."

       (b) In the event of a Supplemental Disclosure occurring within five (5) business days prior to a date on which a scheduled Closing would otherwise occur, the party to which such Supplemental Disclosure is delivered shall have the right to delay the Closing for up to five (5) business days from the date such party receives such Supplemental Disclosure.

       (c) The Supplemental Disclosure will not be deemed to have cured any breach of any representation or warranty made in this Agreement as of the date hereof for purposes of determining whether or not the conditions set forth in Article VIII have been satisfied or for purposes of the indemnification obligations set forth in Article X hereof.

       Section 6.19      Further Assurances; Subsequent
Transfers.

       (a) The parties hereto shall execute and deliver such further instruments of conveyance, transfer, assignment and other similar documents and shall take such other actions as each of them may reasonably request of the other in order to effectuate the purposes of this Agreement and to carry out the terms hereof. Without limiting the generality of the foregoing, at any time and from time to time after the Closing Date, (i) at the request of Concurrent, Harris shall execute and deliver to Concurrent such other instruments of transfer, conveyance, assignment and confirmation and take such action as Concurrent may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Concurrent and to confirm Concurrent's title to all of the Assets, to put Concurrent in actual possession and operating control thereof and to permit Concurrent to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained), (ii) at the request of Harris, Concurrent shall execute and deliver to Harris all instruments, undertakings or other documents and take such other action as Harris may reasonably deem necessary or desirable in order to have Concurrent fully assume and be liable for the Assumed Liabilities and shall deliver to Harris any of the Excluded Assets inadvertently left in the control or possession of Concurrent, and (iii) at the request of Concurrent, Harris shall execute and deliver to the appropriate Transferred Subsidiaries all instruments, undertakings or other documents and take such other action as Concurrent may reasonably deem necessary or desirable in order to have Harris fully assume the Excluded Liabilities as they relate to the Transferred Subsidiaries. Notwithstanding the foregoing, the parties shall not be obligated, in connection with the foregoing, to expend monies other than reasonable out-of-pocket expenses and attorneys' fees.

       (b) Harris shall use its Best Efforts to obtain any consent, approval or amendment required to novate and/or assign all agreements, Leases, licenses and other rights of any nature whatsoever relating to the transfer of the Assets to Concurrent. In the event and to the extent that Harris is unable to obtain any such required consent, approval, amendment or modification (except with respect to any Lease, agreement or license set forth in Schedule 8.2(d) hereof) (i) Harris shall continue to be bound by such agreements, leases, licenses or other matters, (ii) unless not permitted by law, Concurrent shall pay, perform and discharge fully all the obligations of Harris thereunder and indemnify Harris for all liabilities arising out of such performance by Concurrent (but only to the extent that (x) such liabilities are Assumed Liabilities and (y) in the case of a Lease, upon such payment or performance, Concurrent shall be entitled to use and occupancy of the premises covered by such lease) and (z) so long as Concurrent has paid, performed and discharged the obligations of Harris, Harris shall, without further consideration therefor, pay and remit to Concurrent promptly all monies, rights and other considerations received in respect of such performance.

 Harris shall exercise or exploit its rights and options under all such agreements, leases, licenses and other rights and commitments (other than in connection with the Leases referred to in Schedule 8.2(d) hereof) referred to in this Section 6.19(b) only as reasonably directed by Concurrent. If and when any such consent shall be obtained or such agreement, lease, license or other right (other than in connection with the Leases referred to in Schedule 8.2(d) hereof) shall otherwise become assignable or able to be novated, Harris shall promptly assign and novate all its rights and obligations thereunder to Concurrent without payment of further consideration and Concurrent shall, without the payment of any further consideration therefor, assume such rights and obligations.

       Section 6.20      Risk of Loss.

       (a)  Leasehold Properties:

             (i) In the event that during the period between the date hereof and the Closing, all or any portion of the Leased Property included in the Assets (a "Property") is damaged by fire or other casualty, Harris shall promptly give notice thereof to Concurrent. If such damage materially affects the ability of Concurrent at Closing to conduct the Business as contemplated herein, Concurrent shall have the right to terminate this Agreement. In the event of such termination, all parties shall be released from all liability hereunder.

             (ii) If as a result of such casualty, the Property is partially damaged or rendered partially unusable for the purposes for which such Property is used by Harris on the date hereof, but such damage does not materially affect Concurrent's ability to conduct the Business at Closing as conducted on the date hereof, then Harris shall convey such Property to Concurrent at Closing in its damaged condition upon and subject to all of the other terms and conditions of this Agreement, and Harris shall assign to Concurrent all of Harris's right, title and interest in and to any claims Harris may have under its insurance policies, and/or any causes of action with respect to such damage or destruction, and shall assign to Concurrent all insurance proceeds awarded to Harris under such policies with respect to the damage to the Property. Notwithstanding the foregoing, in the event that the damaged Property was not covered by insurance or the insurance proceeds received by Concurrent pursuant to the preceding sentence are insufficient to restore the Property to its condition prior to such casualty ("Concurrent Casualty Deficiency"), then (x) if a Concurrent Casualty Deficiency is discovered prior to the determination of the Preferred Stock Consideration pursuant to Section 2.3, the liquidation value and stated value of the Preferred Stock Consideration shall be reduced by an amount equal to the additional cost (the "Concurrent Additional Cost"), as estimated by an engineer or architect, selected by Harris and reasonably acceptable to Concurrent, required to repair such damage and restore the Property to its condition immediately prior to the casualty or (y) if a Concurrent Casualty Deficiency is discovered subsequent to the determination of the Preferred Stock Consideration pursuant to Section 2.3, Harris shall, within five days of the determination of the Concurrent Additional Cost, pay such cost to Concurrent in cash or other immediately available funds.

             (iii) In the event such Property is totally destroyed or rendered wholly unusable for the purposes for which it was used by Harris prior to the casualty but such damage does not materially affect Concurrent's ability to conduct the Business at Closing as conducted on the date hereof, then such Property shall be excluded from Assets, and the parties shall proceed to the Closing with respect to the remaining Assets upon and subject to all of the other terms and conditions of this Agreement, except that the liquidation preference Preferred Stock Consideration hereunder shall be reduced in an amount equal to the Fair Market Value (as defined in Section 6.20(b)) of such Property prior to such casualty.

       (b)  Fair Market Value:

       Fair Market Value of the Leased Properties shall mean the fair market value of the interest on such Property contemplated to be transferred by this Agreement, as if such Property were available in the then leasing market, for comparable property, as determined by an independent real estate appraiser selected by Harris (in the case of the Leased Properties) (the "First Appraiser"), which appraisal shall be made within thirty (30) days after the occurrence of the casualty. If Concurrent (in the event of a total destruction of the Leased properties), disputes the determination of the First Appraiser, which dispute must be raised within twenty (20) days after receipt by Concurrent of the First Appraiser's determination, Concurrent shall appoint its own independent real estate appraiser (the "Second Appraiser"). If within thirty (30) days after Concurrent disputes the determination of the First Appraiser, the First Appraiser and Second Appraiser shall mutually agree upon the determination of the Fair Market Value of the property in question, their determination shall be final and binding upon the parties. If the First Appraiser and Second Appraiser are unable to reach a mutual determination within said thirty (30) day period, both such Appraisers shall jointly select a third real estate appraiser (the "Third Appraiser"), whose fee shall be borne equally by Harris and Concurrent, and who shall, within thirty (30) days of his selection, choose either the First or Second Appraiser's determination; such choice by the Third Appraiser shall be conclusive and binding upon the parties hereto.

       Section 6.21 Compliance with Applicable Bulk Sales Laws.
Without admitting the applicability of the bulk transfer laws of any jurisdiction, Harris and Concurrent have agreed to waive the compliance with the requirements of any applicable laws relating to bulk sales. Harris shall defend, indemnify and hold Concurrent harmless from and against any Losses incurred as a result of Harris's noncompliance with any applicable bulk transfer laws.

       Section 6.22 Audited Financial Statements; Statutory Financial Statements. Prior to the Closing, Harris shall have delivered to Concurrent the Audited Balance Sheet and the statutory financial statements of the Transferred Subsidiaries for the periods ended September 30, 1995 and September 30, 1994.

       Section 6.23 Tax Matters. For purposes of Section 1.3, Taxes of Harris accruing prior to Closing shall mean any Taxes of the Business attributable to any Tax period (or portion thereof) of Harris, or any of its Subsidiaries ending on or before the close of business on the Closing Date, and, in the case of any Taxes that are imposed on a periodic basis or are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Taxes related to the portion of such taxable period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income, be deemed to be determined on a per diem basis, and (ii) in the case of any Taxes based upon or related to income, be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practice of Harris, the Transferred Subsidiaries and their subsidiaries.

       (a) Without the prior written consent of Concurrent, if a Material Adverse Effect on the liability for Taxes of the Transferred Subsidiaries will result therefrom, none of the Transferred Subsidiaries nor their subsidiaries shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax return or report, enter into any closing agreement, settle any Tax claim or assessment relating to any of the Transferred Subsidiaries or their subsidiaries, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment relating to any of the Transferred Subsidiaries or their subsidiaries.

       (b) "Transfer Taxes" shall be borne by Harris and Concurrent as provided in Section 6.15. Transfer Taxes include all sales, use, transfer, recording, ad valorem, bulk sales and other similar taxes and fees, arising out of or in connection with the transactions contemplated by this Agreement. The party which has primary responsibility for the payment of any particular Transfer Tax shall prepare and file the relevant Tax Return, pay the Transfer Taxes shown on such Return, and notify the other party in writing of the Transfer Taxes shown on such Tax return and how such Transfer Taxes were calculated; the other party shall, within 5 days of the receipt of such notice, pay to the first party its share of such Transfer Taxes.

       Section 6.24 HSR Approval. If the lowest closing bid price of Concurrent Common Stock is greater than $1.50 per share on the date that the Proxy Statement is mailed to shareholders of Concurrent and Harris, each of the parties hereto agrees to use its Best Efforts to take, or cause to be taken, and to do, or cause to be done, all things necessary to promptly prepare and file the pre-merger notification report form and to seek early termination or expiration of the waiting period under the HSR Act.

                        ARTICLE VII
           EMPLOYMENT AND EMPLOYEE BENEFIT PLANS

       Section 7.1 Existing Employee Benefit Plans of Harris.
Notwithstanding any other provisions contained herein, none of Harris's obligations under any of its employee benefit plans, including the Harris Stock Plan, shall be assumed by Concurrent. Contributions shall be made to and benefits shall be provided under the Harris Plans as follows:

       (a) With respect to the Harris Computer Sys-tems Corporation Savings Plan (the "Harris 401(k)
 Plan"),

             (i) Harris shall, in accordance with Section 3.9(a) of the Harris 401(k) Plan, remit to the Trustee of the Harris 401(k) Plan all pre-tax contributions and after-tax contributions authorized by the employees listed in Schedule
       7.1 (Harris employees who will be employed by Concurrent following Closing) ("Business Employees") and collected by Harris prior to 12:01 a.m. of the morning of the Closing Date (hereinafter in this Article VII, the "Employment Effective Time");

             (ii) Harris shall, in accordance with Section 3.9(a) of the Harris 401(k) Plan, remit to the Trustee of the Harris
       401(k) Plan the Matching Employer Contribution to which the Business Employees are entitled for the 1995
       Plan Year;

             (iii) In applying Section 12.4 of the Harris 401(k) Plan, Harris shall deem a partial termination to have occurred with respect to the Business Employees as of the Employment Effective Time. As a result of said partial termination, each Business Employee shall be fully vested and have a nonforfeitable interest in that portion of such Business Employee's account attributable to Matching Employer Contributions as of the Employment Effective Time without regard to the number of years of service such Business Employee has completed for Harris.

             (iv) Harris shall distribute the Harris 401(k) Plan account balances of the Business Employees according to either
       (A) or (B) below, whichever is applicable:

                   (A) If the sale of the Assets described in Article
             I constitutes a sale of substantially all the assets of a trade or business, within the meaning of Section 401(k)(10)(A)(ii) of the Code, Harris shall notify each Business Employee of his rights with respect to the distribution of his Harris 401(k) Plan account balance and shall make distribution of such account balances in accordance with the terms of the Harris 401(k) Plan, ERISA and the Code.

                   (B) If the sale of the Assets described in Article
             I does not constitute a sale of substantially all the assets of a trade or business, within the meaning of
             Section 401(k)(10)(A)(ii) of the Code, Harris shall not distribute the Harris 401(k) Plan account balance of any Business Employee who becomes an employee of Concurrent ("Hired Business Employee") to such Hired Business Employee until the termination of his employment with Concurrent. Concurrent shall notify Harris of the termination of the employment of any Hired Business Employee no later than five days following the date on which such Hired Business Employee's employment with Concurrent terminates.

       (b) With respect to the Harris Computer Systems Corporation Medical/Dental Plan, the Harris Computer Systems Corporation Long Term Disability Plan, the Harris Computer Systems Corporation Life, AD&D, and Business Travel Accident Plan, the Harris Computer Systems Corporation Short Term Disability Plan, the Harris Computer Systems Corporation Cafeteria Plan, the Harris Computer Systems Corporation Medical Reimbursement Plan, and the Harris Computer Systems Corporation Dependent Care Plan (collectively, the "Welfare and Fringe Benefit Plans"),

             (i) Harris shall make, as soon as administratively practicable following the Closing, all contributions and shall pay all insurance premiums necessary to provide the benefits to which the Business Employees are entitled, under the terms of the Welfare and Fringe Benefit Plans;

             (ii) Harris shall be responsible for the payment of all expenses and claims incurred prior to 12:01 a.m. of the morning of the Closing Date under the Welfare and Fringe Benefits Plans, and shall use Best Efforts to make arrangements with Welfare and Fringe Benefits providers for a runoff period in which claims incurred prior to but submitted after 12:01 a.m. of the morning of the Closing Date will be honored for payment by Harris; and

             (iii) Harris shall be responsible for compliance with the requirements of Section 4980B of the Code and Part 6 of Title I of ERISA for its employees employed in the Business and their "qualified beneficiaries" whose "qualifying event" (as such terms are defined in Section 4980B of the Code) occurs prior to the Employment Effective Time. Section 7.2 Employment of Employees

Employed in Business. (a) Effective the Employment Effective Time, Concurrent shall offer employment to each Business Employee at the same annual salary or hourly compensation and on other terms not materially less favorable to the Business Employees than those in effect as of the date of this Agreement.

       (b) Harris shall transfer to Concurrent any records (including, but not limited to, Forms W-4 and Employee Withholding Allowance Certificates) relating to withholding and payment of income and employment taxes (federal, state and local) and FICA taxes with respect to wages paid by Harris during the 1996 calendar year to any employees retained by Concurrent. Concurrent shall, to the extent permitted by applicable law, provide such employees with Forms W-2, Wage and Tax Statements for the 1996 calendar year setting forth the wages and taxes withheld with respect to such employees for the 1996 calendar year by Harris and Concurrent as predecessor and successor employers, respectively. Harris and Concurrent shall also comply with the filing requirements set forth in Revenue Procedure 84-77, 1984-2 C.B. 753, to implement this Section 7.2(b).

       Section 7.3 Employee Benefit Plans of Concurrent. Concurrent agrees to use Best Efforts to amend the existing Concurrent Plans and to establish new employee benefit plans, programs, policies or arrangements to accomplish the following effective at Closing:

       (a) Amend its Code section 401(k) retirement plan ("Concurrent 401(k) Plan") to provide

             (i)  coverage for each Hired Business Em-
       ployee on the same basis as provided for each current participant in the Concurrent 401(k)
       Plan as of the date of this Agreement;

             (ii) credit for each Hired Business Employee's prior years of service with Harris for purposes of eligibility and vesting;

             (iii) a contribution by Concurrent for each plan year equal to 100% of each Hired Business Employee's elective deferral contributions up to 6% of such Hired Business Employee's compensation for the plan year ("Concurrent Matching Contribution"), with 2% of the Concurrent Matching Contribution made in the form of cash and 4% of the Concurrent Matching Contribution made in the form of Concurrent stock;

             (iv) acceptance of direct rollovers and elective transfers of the cash and non-cash assets of the Harris 401(k) Plan accounts of Hired Business Employees, including promissory notes related to outstanding participant loans received by Hired Business Employees from the Harris 401(k) Plan; and

             (v) the repayment of outstanding participant loans received from the Harris 401(k) Plan by the Hired Business Employees who elect a direct rollover to the Concurrent 401(k) Plan promissory notes related to such outstanding participant loans. (b) in accordance with Section 6.13(e)

 hereof, Concurrent shall use its Best Efforts to cause the number of shares of Concurrent Common Stock authorized for issuance under the Concurrent Stock Plan to be increased to 8,000,000 (of which approximately 5,000,000 shall be available for grant).

       (c) implement a long term incentive program for executive officers comprised of the vesting of stock option grants contingent upon identified Company performance objectives for the three (3) fiscal years following the purchase of the Assets and the Purchased Harris Shares pursuant to the terms hereof.

       (d) implement a management bonus program for executive officers of the Company pursuant to which they will have the opportunity to receive cash bonuses ("Target Bonuses") upon achievement of both individual goals established for such persons ("Individual Target Goals") and corporate financial goals established based upon the business plan ("Corporate Target Goals"), and up to 150% of such Target bonuses upon achievement of goals in excess of such persons Target Individuals Goals and Target Corporate Goals. The Individual Target Goals, Corporate Target Goals, the levels of performance required to result in payments thereunder and all other matters relating to the bonus program shall be determined by the Board of Directors of Concurrent (or a committee thereof).

       (e) review the appropriateness of providing a nonqualified deferred compensation arrangement or Supplemental Employer Retirement Plan ("SERP") for the benefit of allowing the employee directed deferral and Company match on contributions under the Concurrent 401(k) Plan otherwise limited by the Code, including sections 401(a)(4), 401(a)(17), 401(k) and 402(g).

                       ARTICLE VIII

                        CONDITIONS

       Section 8.1 Conditions to Each Party's Obligation To Perform this Agreement. The respective obligations of the parties to perform this Agreement and the transactions contemplated hereby shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

       (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of a majority of all the votes entitled to be cast with respect to the holders of Harris Common Stock and the issuance of shares of Concurrent Common Stock pursuant to this Agreement shall have been approved by the affirmative vote of a majority of the total votes cast with respect to the stockholders of Concurrent. The Concurrent Stock Plan Amendment shall have been approved by the affirmative vote of a majority of the voting shares of Concurrent Common Stock in a separate vote. The Harris Stock Plan Amendment shall have been approved by the affirmative vote of a majority of the voting shares of Harris Common Stock in a separate vote.

       (b) Other Approvals. All authorizations, notices, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure to obtain or make which would have a Material Adverse Effect on (i) Concurrent and its Subsidiaries, (ii) Harris and its Subsidiaries, in each case taken as a whole, or (iii) the Business shall have been filed, occurred or been obtained. Concurrent and Harris each shall have received all state securities or blue sky permits and other authorizations necessary to issue Concurrent Common Stock pursuant to this Agreement.

       (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the this Agreement and the transactions contemplated hereby shall be in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted).

       (d) No Action. No action, suit or proceeding by any Governmental Entity before any court or governmental or regulatory authority shall be pending against Harris, Concurrent or any of their Subsidiaries challenging the validity or legality of the transactions contemplated by this Agreement, other than actions, suits or proceedings which, in the reasonable opinion of counsel to the parties hereto, are unlikely to result in an adverse judgment having a Material Adverse Effect on either Concurrent, Harris or any of their respective Subsidiaries taken as a whole or the Business.

       (e) Tax Opinion. Harris and Concurrent shall have received an opinion of Holland & Knight, counsel to Harris, in form and substance reasonably satisfactory to Harris and Concurrent, dated a date within two days prior to the expected date of the Proxy Statement, substantially to the effect that none of the actions expressly contemplated by this Agreement shall result in or otherwise give rise to a breach of any covenant contained in the Tax Sharing Agreement or made in connection with the opinion rendered by Sullivan & Cromwell (as described in Section 1.12(a) of the Tax Sharing Agreement), in each case relating to the qualification of the Distribution as a distribution pursuant to Section 355 of the Code. In rendering such opinion, Holland & Knight may rely exclusively without an independent investigation upon representations contained in certificates of officers of Harris and others unless Holland & Knight has actual knowledge or reason to believe that such representations are false or inaccurate.

       (f) HSR Approval. Any applicable waiting period under the HSR Act shall have expired or been terminated.

       (g)   Consents.  The consents set forth in
Schedule 8.1(g) shall have been obtained.

       (h) The Ancillary Agreements (each of which shall provide that it shall become effective simultaneously with the effectiveness of this Agreement) shall have been executed and delivered by the parties thereto.

       (i) Concurrent and Harris shall have reached mutual agreement with respect to the transfer of stock and assets of the Transferred Subsidiaries.

       Section 8.2 Conditions of Obligation of Concurrent. The obligation of Concurrent to perform this Agreement and the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived by Concurrent:

       (a) Representations and Warranties. The representations and warranties of Harris set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Concurrent shall have received a certificate signed on behalf of Harris by the Chief Executive Officer and the Chief Financial Officer of Harris to the foregoing effect.

       (b) Performance of Obligations of Harris. Harris shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Concurrent shall have received a certificate signed on behalf of Harris by the Chief Executive Officer and the Chief Financial Officer of Harris to such effect.

       (c) Filings and Consents with Governmental Entities. Harris shall have made all filings or registrations with, and obtained all permits, authorizations, notices, consents and approvals from, Governmental Entities as may be required in connection with the transactions contemplated by this Agreement under the Exchange Act, the Securities Act, the HSR Act, the FBCA, any state securities or blue sky laws or other applicable laws, except for filings, registrations, permits, authorizations, notices, consents and approvals, the failure to obtain of which would not have a Material Adverse Effect on Harris, Concurrent and their Subsidiaries taken as a whole or the Business (after giving effect to the transactions contemplated hereby).

       (d)  Consents Under Agreements.  The parties
to the contracts and agreements identified on Schedule
8.2(d) hereto shall consented to the assignment of such contracts and agreement to Concurrent.

       (e)  Material Adverse Effect.  From the date
of this Agreement through the Closing Date, there shall not have occurred any change in the financial condition, business, operations or prospects of Harris and the Transferred Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Material Adverse Effect on either Harris and its Subsidiaries, taken as a whole, or the Business other than any such change that affects both Concurrent and Harris in a substantially similar manner.

       (f) Fairness Opinion. The fairness opinion letter from Berenson Minella & Company referred to in Section 5.9 shall not, in good faith, have been withdrawn by Berenson Minella & Company.

       (g) Approval of Schedules. Concurrent shall have approved all Schedules delivered by Harris pursuant to Article I hereof, the non-approval of which shall not be based on matters regarding amortization or reclassification for purposes of changes in depreciation or for other financial statement purposes and which approval may not be unreasonably withheld.

       (h) Effectiveness of Registration Statement/Inclusion of
NASDAQ/NMS. A Registration Statement of Harris shall be effective under the Securities Act covering the Purchased Harris Shares to be received by Concurrent at the Closing and such Purchased Harris Shares shall have been approved for inclusion on the NASDAQ/NMS, subject to official notice of issuance.

       Section 8.3 Conditions of Obligation of Harris. The obligation of Harris to perform this Agreement and the transactions contemplated hereby is subject to the satisfaction of the following conditions, on or prior to the Closing Date, unless waived by Harris:

       (a) Representations and Warranties. The representations and warranties of Concurrent set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Harris shall have received a certificate signed on behalf of Concurrent by the Chief Executive Officer and the Chief Financial Officer of Concurrent to the foregoing effect.

       (b)  Performance of Obligations of Concurrent.
 Concurrent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Harris shall have received a certificate signed on behalf of Concurrent by the Chief Executive Officer and the Chief Financial Officer of Concurrent to such effect.

       (c) Filings and Consents with Governmental Entities. Concurrent shall have made all filings or registrations and obtained all permits, authorizations, notices, consents and approvals from, Governmental Entities as may be required in connection with the transactions contemplated by this Agreement under the Exchange Act, the Securities Act, the HSR Act, the FBCA, any state securities or blue sky laws or other applicable laws, except for filings, registrations, permits, authorizations, notices, consents and approvals, the failure to obtain of which would not have a Material Adverse Effect on Harris, Concurrent and their Subsidiaries taken as a whole (after giving effect to the transactions contemplated hereby).

       (d) Material Adverse Effect. From the date of this Agreement through the Closing Date, there shall not have occurred any change in the financial condition, business, operations or prospects of Concurrent and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Material Adverse Effect on Concurrent and its Subsidiaries, taken as a whole, other than any such change that affects both Concurrent and Harris in a substantially similar manner.

       (e) Effectiveness of Registration Statement/ Inclusion on NASDAQ/NMS. A Registration Statement of Concurrent shall be effective under the Securities Act covering the Concurrent Common Stock to be received by Harris at the Closing and the Concurrent Common Stock issuable upon conversion of the Concurrent Preferred Stock to be received by Harris at the Closing or the Debentures, and such Concurrent Common Stock shall have been approved for inclusion on the NASDAQ/NMS, subject to official notice of issuance.

       (f)  Fairness Opinion.  The fairness opinion
letter from Bear, Stearns & Co. Inc. to Harris referred to in Section 4.9 shall not, in good faith, have been withdrawn by Bear, Stearns & Co. Inc.

       (g) New Jersey Advice. Harris shall have received from
Concurrent (i) a written determination by the New Jersey Department of Environmental Protection of the nonapplicability of the New Jersey Industrial Site Recovery Act, as amended ("ISRA") to the transactions contemplated by this Agreement, or (ii) a written Negative Declaration (as defined in ISRA) from the New Jersey Department of Environmental Protection to the effect that no soil or groundwater assessment or remediation is required or (iii) written assurances to Harris that Concurrent has otherwise complied with ISRA in a manner which does not require a material financial commitment on behalf of Concurrent.

                        ARTICLE IX
                 TERMINATION AND AMENDMENT

       Section 9.1 Termination by Mutual Consent. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, before or after the approval of this Agreement by the stockholders of Harris or Concurrent, by the mutual consent of Concurrent and Harris.

       Section 9.2 Termination by Either Concurrent or Harris. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Board of Directors of either Harris or Concurrent if (a) the Closing contemplated by this Agreement shall not have been consummated by August 30, 1996 provided, in the case of a termination pursuant to this clause (a), that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause, or (b) the approval of Harris's stockholders referred to in Section 4.11 shall not have been obtained at a Harris Stockholder Meeting duly convened therefor or at any adjournment thereof, or (c) the approval of Concurrent's stockholders referred to in
Section 5.12 shall not have been obtained at a Concurrent Stockholder Meeting duly convened therefor or at any adjournment thereof, or (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used all reasonable efforts to remove such injunction, order or decree.

       Section 9.3 Termination by Harris. This Agreement may be terminated at any time prior to the Closing Date, before or after the adoption and approval by the stockholders of Harris referred to in Section 4.11, by action of the Board of Directors of Harris, if (a) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law the Board of Directors of Harris determines that such termination is required by reason of an Acquisition Transaction proposal being made, (b) there has been a breach by Concurrent of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Material Adverse Effect on Concurrent and its Subsidiaries taken as a whole, (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Concurrent, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Harris to Concurrent or (d) Concurrent withdraws, amends, or modifies its favorable recommendation of this Agreement and the transactions contemplated hereby or promulgates any recommendation with respect to an Acquisition Transaction other than a recommendation to reject such Acquisition Transaction.

       Section 9.4 Termination by Concurrent. This Agreement may be terminated at any time prior to the Closing Date, before or after the approval by the stockholders of Concurrent referred to in Section 5.12, by action of the Board of Directors of Concurrent, if (a) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law the Board of Directors of Concurrent determines that such termination is required by reason of an Acquisition Transaction proposal being made, (b) there has been a breach by Harris of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Material Adverse Effect on either Harris and the Transferred Subsidiaries, taken as a whole or the Business, (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Harris, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Concurrent to Harris or (d) Harris withdraws, amends, or modifies its favorable recommendation of the transactions contemplated by this Agreement and the transactions contemplated hereby or promulgates any recommendation with respect to an Acquisition Transaction other than a recommendation to reject such Acquisition Transaction.

       Section 9.5 Effect of Termination. In the event of termination of this Agreement pursuant to this Article IX, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 9.5 and Sections 6.6 and 6.9. Moreover, in the event of termination of this Agreement pursuant to Section 9.3 or 9.4, nothing herein shall prejudice the ability of the non-terminating party from seeking damages from any other party for any breach of this Agreement, attorneys' fees and the right to pursue any remedy at law or in equity; provided, however, that in the event non-terminating party has received the Termination Fee (as defined in Section 9.6(c)) from the terminating party, the non-terminating party shall not (a) assert or pursue in any manner, directly or indirectly, any claim or cause of action based in whole or in part upon alleged tortious or other interference with rights under this Agreement against any entity or person submitting a proposal for an Acquisition Transaction (b) assert or pursue in any manner, directly or indirectly, any claim or cause of action against the terminating party or any of its officers or directors based in whole or in part upon its or their receipt, consideration, recommendation, or approval of an Acquisition Transaction or the terminating party's exercise of its right of termination under Section 9.3(a) or 9.4(a), as appropriate, or assert any claim for any of the expenses referred to in Section 6.15 herein. Notwithstanding the foregoing, in the event the non-terminating party is required to file suit to seek such Termination Fee, and it ultimately succeeds on the merits, it shall be entitled to all expenses, including reasonable attorneys' fees, which it has incurred in enforcing its rights hereunder.

       Section 9.6 Termination Fee. (a) If (i) (x) this Agreement is terminated by either Concurrent or Harris in accordance with Section 9.2(b), (y) prior to the Harris Stockholder Meeting a proposal for a competing Acquisition Transaction involving Harris is publicly announced, and (z) any Acquisition Transaction involving Harris is consummated within 1 year of the date of termination of this Agreement or (ii) this Agreement is terminated by Harris in accordance with Section 9.3(a), Harris shall pay to Concurrent the Termination Fee.

       (b) If (i) (x) this Agreement is terminated by either
Concurrent or Harris in accordance with Section 9.2(c), (y) prior to the Concurrent Stockholder Meeting a proposal for a competing Acquisition Transaction involving Concurrent is publicly announced, and (z) any Acquisition Transaction involving Concurrent is consummated within 1 year of the date of termination of this Agreement or (ii) this Agreement is terminated by Concurrent in accordance with Section 9.4(a), Concurrent shall pay to Harris the Termination Fee.

       (c) The Termination Fee shall be $1.75 million payable by wire transfer of immediately available funds within five business days of the date of the first to occur of clauses (i) or (ii) of either Section 9.6 (a) or (b), as appropriate, to such account as the receiving party shall specify to the paying party.

                         ARTICLE X
         OBLIGATIONS OF PARTIES AFTER CLOSING DATE

       Section 10.1 Survival Periods. Except as otherwise provided herein, the representations and warranties of the parties contained in this Agreement or any certificate delivered in connection herewith shall not survive the Closing. The covenants and agreements of the parties hereto shall survive the Closing if and to the extent so provided in such covenant or agreement.

       Section 10.2      Indemnification.

       Subject to the other provisions of this
Article X, from and after the Closing:

       (a)  Harris shall indemnify and hold harmless
Concurrent and its affiliates, and each of their affiliates' and their respective affiliates' directors, officers, employees, representatives and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Representatives") from and against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages and amounts paid in settlement (collectively, "Damages") to the extent they are the result of (i) any breach of any representation or warranty made by or on behalf of Harris under this Agreement that is a result of fraud or intentional or wilful misrepresentation by Harris or (ii) the Excluded Liabilities. As to claims for Damages by Concurrent and its Representatives in respect of misrepresentations pursuant to clause (i) of this Section 10.2(a), such claims, to the extent practicable, shall be satisfied by reductions in the Liquidation Preference for the Outstanding Preferred Stock Consideration pursuant to the terms of the Certificate of Designation.

       (b) Concurrent shall indemnify and hold harmless Harris and its Representatives from and against any Damages to the extent they arise out of and are the result of (i) any breach of any representation or warranty made by or on behalf of Concurrent under this Agreement that is a result of fraud or intentional or wilful misconduct by Concurrent or (ii) the Assumed Liabilities. Concurrent and its Representatives, on the one hand, and Harris and its Representatives, on the other hand, as the case may be, are referred to herein as the "Indemnified Parties."

       (c) Neither Harris nor Concurrent, as the case may be, shall be obligated to indemnify a party pursuant to this Article X for any Damages pursuant to Sections 10.2(a)(i) and 10.2(b)(i) unless Harris or Concurrent, as the case may be, shall have received written notice of such Damages (i) in the case of a breach of a representation and warranty (other than the representations and warranties set forth in Sections 4.10 and 5.11, as the case may be), within 2 years from the Closing Date and (ii) in the case of the representations and warranties set forth in Sections 4.10 and 5.11, as the case may be, prior to the expiration of the applicable statute of limitations; provided, however, in the event that an Indemnified Party (x) receives notice of any matter which provides a reasonable basis for a claim to indemnification hereunder and within the applicable period provided in this Section 10.2(c) and (y) provides notice to the Indemnifying Party (as defined hereinafter) of the receipt of such notice, then such Indemnified Party shall be entitled to indemnification with respect to such claim until its final resolution, and provided, further, that there shall be no period of time within which notice of or a claim for indemnity must be provided by an Indemnified Party to an Indemnifying Party (as defined in Section 10.3(a)) with respect to those items set forth in Section 10.2(a)(ii) and 10.2(b)(ii) hereof.

       Section 10.3      Claims.

       (a)  If an Indemnified Party intends to seek
indemnification pursuant to this Article X, such Indemnified Party shall promptly notify Harris or Concurrent, as the case may be (the "Indemnifying Party"), in writing of such claim describing such claim in reasonable detail; provided, however, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless it is actually prejudiced thereby, subject, however, to the time periods specified in
Section 10.1 hereof. In the event that such claim involves a claim by a third party against the Indemnified Party, the Indemnifying Party shall have 30 days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and if it so decides, the Indemnified Party shall cooperate with it in connection therewith; provided, however, that the Indemnified Party may participate in such settlement or defense through counsel chosen by it; and provided, further, however, that the fees and expenses of such counsel shall be borne by the Indemnified Party. The decision by an Indemnifying Party to undertake the defense or settlement of such claim shall be conclusive evidence of its concurrence that any Indemnified Party involved in such claim is entitled to indemnification hereunder with respect to such claim. Notwithstanding anything in this Section 10.3(a) to the contrary, the Indemnifying Party may, without the consent of the Indemnified Party, settle or compromise any action or consent to the entry of any judgment which includes as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a duly executed written release of the Indemnified Party from all liability in respect of such action, which release shall be reasonably satisfactory in form and substance to counsel for the Indemnified Party; provided, however, that the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any action in any manner that, in the reasonable judgment of the Indemnified Party or its counsel, would materially and adversely affect the Indemnified Party, other than as a result of money damages or other money payments. If the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. So long as the Indemnifying Party is contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim; provided, however, that so long as the Indemnifying Party is contesting such claim in good faith, any such settlement shall include as an uncondi-tional term thereof the delivery by the claimant or plaintiff to the Indemnifying Party of a duly executed written release of the Indemnifying Party from all liability in respect of such action; and provided, further, however, that in such event it shall waive any right to indemnity therefor by the Indemnifying Party; and provided, further, ][however, that the Indemnified Party shall provide the Indemnifying Party reasonable advance notice of any proposed settlement or payment and shall not pay or settle any claim if the Indemnifying Party shall reasonably object.

       (b) The Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pretrial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to Article X, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

                        ARTICLE XI

                       MISCELLANEOUS

       Section 11.1 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of this Agreement and the transactions contemplated hereby by the stockholders of Harris or of Concurrent, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

       Section 11.2 Extension; Waiver. At any time during the term of this Agreement or during the time any provision survives termination hereof or Closing as provided herein, the parties hereto, by action taken or authorized by the respective Boards of Directors, may to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

       Section 11.3 Notices. All consents, notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or telephone numbers
(or at such other address for a party as shall be speci-fied by like notice):

             (a)  if to Concurrent, to

                 Concurrent Computer Corporation
                   2 Crescent Place
                   Oceanport, NJ  07757
                   Attention:  Kevin Dell
                   Telecopy: (908) 870-4779

                with a copy, which copy shall not
                constitute notice, to

                  Skadden, Arps, Slate, Meagher
                    & Flom
                   919 Third Avenue
                   New York, N.Y.  10022
                   Telecopy:  (212) 735-3764
                    Attention: Eric L. Cochran

                   and

             (b)   if to Harris, to

               Harris Computer Systems Corporation
                    2101 W. Cypress Creek Road
                   Ft. Lauderdale, FL  33309
                    Attention: Daniel Dunleavy
                     Telecopy: (305) 973-5253

                with a copy, which copy shall not
                      constitute notice, to

                   Holland & Knight
                   One East Broward Blvd.
                   P.O. Box 14070
                   Fort Lauderdale, FL  33302
                   Telecopy:  (305) 463-2030
                   Attention:  Brian Foremny

       Section 11.4 Interpretation. Any reference in this Agreement to an "Article", a "Section" or a "Schedule" without reference to a document is a reference to an Article or a Section hereof or a Schedule hereto.

 Notwithstanding any specific reference to a Schedule in this Agreement, all of the representations, warranties and covenants of the parties contained in this Agreement are qualified by the entire Disclosure Schedule. With respect to any discrepancy between this Agreement and the Ancillary Agreements, and other agreements and instruments delivered herewith, the provisions set forth in this Agreement shall control. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "hereof", "herein", and "hereunder" are used in this Agreement they shall refer to this Agreement as a whole unless the context otherwise requires. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first written above. The use of any gender herein shall be deemed to include the other gender.

       Section 11.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

       Section 11.6 Entire Agreement; No Third Party Beneficiaries.
(a) This Agreement, including all Schedules hereto, together with the Ancillary Agreements referred to in Section 2.4 and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as expressly provided herein are not intended to confer upon any person other than the parties hereto and thereto any rights or remedies hereunder or thereunder.

        (b) Effective as of the date hereof, the Agreement and Plan of Merger and Reorganization, dated November 5, 1995, among Harris, Concurrent and Concurrent Acquisition Corporation, is hereby terminated by the mutual consent of Harris and Concurrent.

       Section 11.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts made, executed, delivered and performed wholly within the State of Delaware, without regard to any applicable conflicts of law.

       Section 11.8 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

       Section 11.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

       Section 11.10     Incorporation of Exhibits.  The
Disclosure Schedule, Concurrent Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

       Section 11.11     Severability.  Any term or pro-
vision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

       IN WITNESS WHEREOF, Concurrent and Harris have caused this
Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                      CONCURRENT COMPUTER CORPORATION

                      By: /s/ John T. Stihl

                          John T. Stihl

                            Chairman, President and
                               Chief Executive Officer

                     HARRIS COMPUTER SYSTEMS
                       CORPORATION

                     By: /s/ E. Courtney Siegel

                        E. Courtney Siegel

                            Chairman, President and
                              Chief Executive Officer